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                                                                   Exhibit 10.17


                                 AGREEMENT OF LEASE

                                      Between

                                685 ACQUISITION LLC

                                     Landlord,


                                        AND

                                    VIATEL, INC.

                                      Tenant.





                                     Premises:
             Entire Twenty-Fourth (24th) and Twenty-Fifth (25th) Floors
                                  685 Third Avenue
                                 New York, New York


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                                 TABLE OF CONTENTS


                                                                            PAGE

1.  BASIC LEASE TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

A.  PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
B.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.  USE AND OCCUPANCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

A.  PERMITTED USES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
B.  USE PROHIBITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.  ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

A.  ALTERATIONS WITHIN PREMISES. . . . . . . . . . . . . . . . . . . . . . . . 4
B.  CHLOROFLUOROCARBONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
C.  SUBMISSION OF PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
D.  MECHANICS' LIENS; LABOR CONFLICTS. . . . . . . . . . . . . . . . . . . . . 7

4.  REPAIRS - FLOOR LOAD . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

5.  WINDOW CLEANING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

6.  REQUIREMENTS OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

7.  SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

A.  SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
B.  ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
C.  NON-DISTURBANCE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .11

8.  RULES AND REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .12

9.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

A.  TENANT'S INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
B.  TENANT'S IMPROVEMENT INSURANCE . . . . . . . . . . . . . . . . . . . . . .15
C.  WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . . . .15

10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE . . . . . . . . . . .15

A.  REPAIR OF DAMAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
B.  LANDLORD'S TERMINATION OPTION. . . . . . . . . . . . . . . . . . . . . . .16
C.  REPAIR DELAYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

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D.  PROVISION CONTROLLING. . . . . . . . . . . . . . . . . . . . . . . . . . .17
E.  PROPERTY LOSS OR DAMAGE. . . . . . . . . . . . . . . . . . . . . . . . . .17

11. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

A.  CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
B.  AWARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

12. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . . . .19

A.  PROHIBITION WITHOUT CONSENT. . . . . . . . . . . . . . . . . . . . . . . .19
B.  NOTICE OF PROPOSED TRANSFER. . . . . . . . . . . . . . . . . . . . . . . .19
C.  LANDLORD'S OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
D.  TERMINATION BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . .20
E.  TAKEBACK BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . .20
F.  EFFECT OF TAKEBACK OR TERMINATION. . . . . . . . . . . . . . . . . . . . .21
G.  CONDITIONS FOR LANDLORD'S APPROVAL . . . . . . . . . . . . . . . . . . . .22
H.  FUTURE REQUESTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
I.  SUBLEASE PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
J.  PROFITS FROM ASSIGNMENT OR SUBLETTING. . . . . . . . . . . . . . . . . . .26
K.  OTHER TRANSFERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
L.  RELATED CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
M.  ASSUMPTION BY ASSIGNEE . . . . . . . . . . . . . . . . . . . . . . . . . .28
N.  LIABILITY OF TENANT. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
O.  LISTINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
P.  EXCLUSIVE BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Q.  RE-ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . .28
13. CONDITION OF THE PREMISES. . . . . . . . . . . . . . . . . . . . . . . . .29

A.  ACCEPTANCE BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . .29
B.  TENANT'S INITIAL ALTERATION. . . . . . . . . . . . . . . . . . . . . . . .30

14. ACCESS TO PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

15. CERTIFICATE OF OCCUPANCY . . . . . . . . . . . . . . . . . . . . . . . . .31

16. LANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .31

17. DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

A.  EVENTS OF DEFAULT; CONDITIONS OF LIMITATION. . . . . . . . . . . . . . . .32
B.  EFFECT OF BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . .33

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C.  CONDITIONAL LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . .34

18. REMEDIES AND DAMAGES . . . . . . . . . . . . . . . . . . . . . . . . . . .34

A.  LANDLORD'S REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
B.  DAMAGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
C.  LEGAL FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

19. FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

A.  CURING TENANT'S DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . .37
B.  LATE CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

20. NO REPRESENTATIONS BY LANDLORD . . . . . . . . . . . . . . . . . . . . . .37

21. END OF TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

A.  SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . .38
B.  HOLDOVER BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
22. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

23. FAILURE TO GIVE POSSESSION . . . . . . . . . . . . . . . . . . . . . . . .39

24. NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

25. WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . . . . . . . . . . .40

26. INABILITY TO PERFORM . . . . . . . . . . . . . . . . . . . . . . . . . . .40

27. BILLS AND NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

28. ESCALATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41

A.  DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
B.  ESCALATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
C.  PAYMENT OF ESCALATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .44
D.  ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

29. SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

A.  ELEVATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
B.  HEATING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48

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C.  COOLING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
D.  AFTER HOURS AND ADDITIONAL SERVICES. . . . . . . . . . . . . . . . . . . .48
E.  CLEANING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
F.  SPRINKLER SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
G.  WATER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
H.  ELECTRICITY SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
I.  INTERRUPTION OF SERVICES . . . . . . . . . . . . . . . . . . . . . . . . .53

30. PARTNERSHIP TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

A.  PARTNERSHIP TENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
B.  LIMITED LIABILITY ENTITY . . . . . . . . . . . . . . . . . . . . . . . . .54

31. VAULT SPACE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55

32. SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55

33. CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56

34. ADDITIONAL DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .56

35. PARTIES BOUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56

36. BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56

37. INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57

38. ADJACENT EXCAVATION SHORING. . . . . . . . . . . . . . . . . . . . . . . .57

39. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58

A.  NO OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
B.  SIGNATORIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
C.  CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
D.  DIRECTORY LISTINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
E.  AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
F.  SIGNAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
G.  CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . .59
H.  ICIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
I.  STORAGE SPACE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

40. RENEWAL OPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62

41. ROOFTOP ANTENNA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

42. RIGHT OF FIRST OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . .66


Exhibit 1      Floor Plan of Premises
Exhibit 1(a)   Desired Sublet Premises
Exhibit 2      Form of Letter of Credit
Schedule A     Rules and Regulations
Schedule B     Tenant's Initial Alteration
               Landlord's Core Work
Schedule C     Requirements for "Certificates of Final Approval"
Schedule D     Tenant Alteration Work and New Construction Conditions
               and Requirements
Schedule E     Cleaning Specifications
Schedule F     HVAC Specifications

     AGREEMENT OF LEASE, made as of this _____ day of June, 1998, between 685 ACQUISITION LLC, a Delaware l imited liability company, having an office c/o Blackacre Capital Group, L.P., 450 Park Avenue, New York, New York 10022 ("LANDLORD") and VIATEL, INC., a D elaware corporation, having an office at 800 Third Avenue, New York, New York 10573 ("TENANT").


                                W I T N E S S E T H:
                                - - - - - - - - - --


     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     1.   BASIC LEASE TERMS.

          A. PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire twenty-fourth (24th) and twenty-fifth (25th) floors comprised of 33,993 rentable square feet, as more particularly shown hatched on EXHIBIT 1 annexed hereto and made a part hereof (the "PREMISES") in the building known as 685 Third Avenue, in the Borough of Manhattan, New York County, City and State of New York (the "BUILDING" and, together with the plot of land upon which such building stands, the "REAL PROPERTY") for a term (the "TERM") to commence on the "Commencement Date" (as hereinafter defined), and to end on the "Expiration Date" (as hereinafter defined), both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law at the "Rent" (as hereinafter defined, which Rent shall also include any additional rent payable hereunder), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at the office of Landlord or, such other place as Landlord may designate, without, except as may be set forth herein to the contrary, if at all, any set-off, offset, abatement or deduction whatsoever, except that the first monthly installment of fixed base Rent shall be payable on the date hereof. If the Rent Commencement Date (as hereinafter defined) shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the first (1st) day of the month next succeeding the month during which the Rent Commencement Date shall occur, an amount equal to such proportion of an equal monthly installment of Rent as the number of days from and including the Rent Commencement Date bears to the total number of days in said calendar month. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Rent for the period from the Rent Commencement Date to and including the last day of the next succeeding calendar month.

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          B.   DEFINITIONS.  The following definitions contained in this
subsection B of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease, Exhibits, Schedules and Riders (if any).

               (i) "BASE TAX YEAR" shall mean collectively, the second half of the Tax Year (as defined in Article 28 hereof) 2001 and the first half of the Tax Year 2002.

               (ii) "BROKER" shall mean collectively, Insignia/Edward S. Gordon Co., Inc. and Schlesinger & Co., LLC.

               (iii) "COMMENCEMENT DATE" shall mean the date on which Landlord shall have completed the initial demolition of the Premises and delivered to Tenant an ACP-5 certificate with respect to the Premises.

               (iv) "EXPIRATION DATE" shall mean the tenth (10th) anniversary of the Rent Commencement Date.

               (v) "HAZARDOUS SUBSTANCES" shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any law, other than everyday cleaning and office supplies which are used in compliance with all laws.

               (vi) "LANDLORD'S CORE WORK" shall mean the work and installations at the Premises as set forth in SCHEDULE B. All of the terms, covenants and conditions of SCHEDULE B are incorporated in this Lease by reference and shall be deemed a part of this Lease as though more fully set forth in the body of this Lease.

               (vii) "PERMITTED USES" shall mean executive and general offices.

               (viii)  "RENT" shall mean:

                       (a) for the period commencing on the Rent Commencement Date through and including the day immediately preceding the date on which the third (3rd) year anniversary of the Rent Commencement Date shall occur, $1,414,108.00 Dollars per annum, payable in equal monthly installments of $117,842.00 Dollars each; and

                       (b) for the period commencing on the date on which the third (3rd) year anniversary of the Rent Commencement Date shall occur through and including the day immediately preceding the date on which the sixth (6th) year anniversary of the Rent Commencement Date shall occur, $1,516,087.00 Dollars per annum, payable in equal monthly installments of $126,340.00 Dollars each; and

                       (c) for the period commencing on the date on which the sixth (6th) year anniversary of the Rent Commencement Date shall occur through and including the Expiration Date, $1,567,077.00 Dollars per annum, payable in equal monthly installments of $130,589.00 each.

               (ix) "RENT COMMENCEMENT DATE" shall mean April 1, 1999; provided, however, that (i) if Landlord shall not have substantially completed Landlord's Core Work on or prior to the Landlord's Core Work Anticipated Completion Date (as defined in Section VI of Schedule B) by reasons other than force majeure and (ii) the substantial completion of Landlord's Core Work after the Landlord's Core Work Anticipated Completion Date unreasonably interferes with the commencement and/or substantial completion by or on behalf of Tenant of Tenant's Initial Alteration so as to actually have caused a material delay (i.e., two (2) weeks) in the completion thereof, Tenant's Rent Commencement Date shall be extended one (1) day for each day that the commencement and substantial completion of Tenant's Initial Alteration was actually materially delayed (i.e., two (2) weeks) by Landlord's failure to substantially complete Landlord's Core Work on or prior to the Landlord's Core Work Anticipated Completion Date by means other than force majeure; provided further, HOWEVER, if Landlord's Core Work shall not have been substantially completed by July 31, 1999, Tenant may terminate this Lease by giving written notice to Landlord no later than August 7, 1999.

               (x) "TENANT'S INITIAL ALTERATION" shall mean the work and installations at the Premises as set forth in SCHEDULE B annexed hereto and made a part hereof. All of the terms, covenants and conditions of SCHEDULE B are incorporated in this Lease by reference and shall be deemed a part of this Lease as though more fully set forth in the body of this Lease.

               (xi) "TENANT'S PROPORTIONATE SHARE" shall mean 5.25%. Such calculation was based on a square footage for the Building of 648,016.

     Notwithstanding anything to the contrary contained in this subsection B of this Article 1, Articles 1 through 42 shall control the rights and obligations of the parties hereto except that the provisions of any Riders shall supersede any inconsistent provisions in Articles 1 through 42, as the case may be.

     2.   USE AND OCCUPANCY.

          A. PERMITTED USES. Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

          B. USE PROHIBITIONS. Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be photographic, multilith or multigraph reproductions or offset printing. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) for a banking, trust company, depository, guarantee or safe deposit business, (iii) as a savings bank, a savings and loan association or a loan company, (iv) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a "retail" stock broker's or dealer's office which shall be open to the general public (except pursuant to prior appointment), (vi) except for an employee lunch room and vending machines, as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand,
(viii) as an employment agency, labor union office, physician's or dentist's office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant),
(ix) as a barber shop, beauty salon or manicure shop, (x) for the direct sale to the general public, at retail, wholesale or otherwise, of any goods or products, except that Tenant shall be permitted to sell telecommunication services by telephone and to wholesale customers, by telephone or directly, from time to time, (xi) for a public stenographer or typist, (xii) for a telegraph agency or secretarial service for the public at large, (xiii) for a messenger service for the public at large, (xiv) for gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (xv) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (xvi) for the conduct of a public auction, (xvii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government or (xviii) for any use that would cause the Premises to be deemed a place of public accommodation under the Americans with Disabilities Act of 1990. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

     3.   ALTERATIONS.

          A. ALTERATIONS WITHIN PREMISES. (i) Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises ("ALTERATIONS") without Landlord's prior consent. Landlord agrees not to withhold or delay unreasonably its consent to any Alterations proposed to be made by Tenant to adapt the Premises for those business purposes permitted by subsection A of Article 2 hereof, which are nonstructural and which do not affect the Building's mechanical, electrical, plumbing, Class E or other Building systems or the structural integrity of the Building, provided that such Alterations are performed only by contractors or mechanics reasonably approved by Landlord (provided that Landlord hereby consents to Tishman Technologies Corporation as Tenant's contractor in respect of Tenant's Initial Alteration), do not affect any part of the Building other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not reduce the value or utility of the Building and are performed in compliance with all applicable laws. Tenant shall not perform work which would (a) require changes to the structural components of the Building or the exterior design of the Building, (b) require any material modification to the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises, (c) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (d) be incompatible with the Certificate of Occupancy for the Building. Any changes, because of Alterations by or on behalf of Tenant (other than Landlord's Core Work), required by any governmental department affecting the construction of the Premises shall be performed at Tenant's sole cost. All Alterations (other than Landlord's Core Work) shall be done at Tenant's expense and all Alterations which require Landlord's consent shall be done at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises. A copy of the current construction conditions and requirements for tenant alteration work and new construction is annexed hereto as SCHEDULE D and made a part hereof. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to obtain Landlord's prior consent for any Alterations which (y) cost in the aggregate less than $100,000.00 in any twelve (12) month period and
(z) consist of either painting, non-structural improvements or are only decorative in nature.

          (ii) All furniture, furnishings and movable fixtures and removable partitions installed by Tenant must be removed from the Premises by Tenant, at Tenant's expense, on or prior to the Expiration Date. All Alterations in and to the Premises which may be made by Landlord or Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant unless Landlord, at Landlord's option by notice to Tenant, if such Alteration is a "non-standard" Building Alteration, elects by notice to Tenant contemporaneously with Landlord's approval of each portion of any Alteration, to have them removed from the Premises by Tenant, in which event the same shall be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. In the event Landlord elects to have Tenant remove such Alterations, Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any of such fixtures or installations not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, but nothing herein shall be deemed to relieve Tenant of responsibility for the cost of removal of any such fixtures or installations which Tenant is obligated to remove hereunder.

          B. CHLOROFLUOROCARBONS. In the event, in accordance with the other provisions of this Lease, Tenant repairs or removes any mechanical or other equipment within the Premises containing chlorofluorocarbons ("CFC'S"), the repair or removal of such equipment, as the case may be, shall conform with all requirements of law and industry practices. Additionally, any such repair or removal shall be done by contractors approved by Landlord and subject to the procedures to which Landlord's consent shall have previously been obtained. Tenant shall only indemnify and hold Landlord harmless from any liability or damages resulting from any contamination within the Building, as a result of the repair or removal of any of the equipment containing CFC's by Tenant which equipment was either (a) installed by Tenant or (b) consists of any of the two (2) supplemental air conditioning units (the "SUPPLEMENTAL UNITS") which were in the Premises on the Commencement Date.

          C. SUBMISSION OF PLANS. Prior to making any Alterations requiring Landlord's consent, Tenant (i) shall submit to Landlord or to a consultant appointed by Landlord ("LANDLORD'S CONSULTANT") detailed plans and specifications (including, if applicable, layout, architectural, mechanical, electrical, plumbing, Class E sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval shall be granted or denied within twenty (20) days after Tenant's written request therefor, (ii) shall pay to Landlord all reasonable actual out-of-pocket costs and expenses incurred by Landlord (including the cost of Landlord's Consultant, provided same is an unrelated third party) in connection with Landlord's review of Tenant's plans and specifications, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents as additional insureds. Upon notice to Tenant, Landlord or Landlord's Consultant may assume responsibility, at Tenant's expense, to file all plans and obtain the necessary building permits, which filing and the obtaining of building permits, if undertaken, shall be accomplished within fifteen (15) working days following the date of notice to Tenant that Landlord or Landlord's Consultant is assuming responsibility therefor, subject to any delays caused by the City of New York. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration, including the "as-built" drawings showing such Alterations, required by any governmental or quasigovernmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations (as hereinafter defined) and in accordance with the Americans with Disabilities Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be of good quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Landlord's approval of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

          D. MECHANICS' LIENS; LABOR CONFLICTS. Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole but reasonable discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building as promptly as commercially reasonable.

     4. REPAIRS - FLOOR LOAD. Landlord shall maintain and repair the Building systems, public and structural portions of the Building, both exterior and interior, except that Landlord shall have no responsibility to maintain or repair the Supplemental Units. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Tenant shall pay Landlord for all reasonable out-of-pocket costs for replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from omission, neglect or improper conduct of or Alterations made by Tenant or any of Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) business days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible by Landlord as additional rent promptly after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof, except that if, because of the making, or failing to make, by Landlord of any repairs, alterations, additions or improvements in or to any portion of the Building and if, as a result thereof, Tenant is unable to occupy the Premises for Tenant's Permitted Use for a period of at least ninety (90) consecutive days (but no greater than 120 days in any 6 month period), Tenant shall have the right to terminate this Lease by delivering to Landlord at least a thirty (30) day written notice, in which event this Lease shall terminate on the date designated in such notice, provided that on such date on which the Lease is scheduled to terminate, Tenant is still unable to occupy the Premises for the Permitted Uses. If the Premises be or become infested with vermin as a result of Tenant's acts or omissions, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord. If the Premises become infested with vermin as a result of Landlord's acts or omissions, Landlord shall cause the same to be exterminated as soon as is commercially reasonable. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

     5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord shall clean the windows two (2) times per year.

     6. REQUIREMENTS OF LAW. Tenant, at its sole expense, shall comply with all laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to Tenant's specific manner of use of the Premises, as opposed to mere use. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

     7.   SUBORDINATION.

          A. SUBORDINATION. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively the "SUPERIOR LEASES") and to each and every trust indenture and mortgage (collectively the "MORTGAGES") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder. Landlord represents that, to the best of Landlord's knowledge, there are no Superior Leases encumbering the Building or the Real Property.
This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate evidencing such subordination that Landlord may request. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant covenants and agrees that, except as expressly provided herein, Tenant shall not do anything that would constitute a default under this Lease, or omit to do anything that Tenant is obligated to do under the terms of this Lease. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not increase the obligations in any material respect or adversely affect the rights of Tenant under this Lease in any material respect, Tenant covenants to make such modifications.

          B. ATTORNMENT. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, (a) shall also be bound by the terms of the lease as lessor thereunder, or (b) shall not then be entitled to possession of the Premises.
The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

          C.   NON-DISTURBANCE AGREEMENT.

          (i) Landlord represents that, to the best of its knowledge, the holder of the only Mortgage on the date hereof is Lehman Brothers Holdings Inc. Landlord shall use its reasonable efforts (which shall include prudent steps taken by similar landlords with similar lenders) to obtain from each holder of a Mortgage which may now affect the Real Property or the Building an agreement to the effect that, if there shall be a foreclosure of its Mortgage, the holder of such Mortgage will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of the holder of such Mortgage on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no default shall have occurred and be continuing hereunder (any such agreement, or any agreement of similar import, from the holder of a Mortgage being hereinafter referred to as a "NONDISTURBANCE AGREEMENT").

          (ii) Landlord shall have no liability to Tenant for its failure to obtain any Nondisturbance Agreement referred to in subparagraph (i) above. Landlord's agreement to use reasonable efforts under this subparagraph C shall not impose any obligation upon Landlord (y) to incur any cost or expense or (z) to institute any legal or other proceeding in connection with obtaining such Nondisturbance Agreement.

          (iii) Any Nondisturbance Agreement may be made on the condition that the holder of the Mortgage, or anyone claiming by, through or under such holder, including a purchaser at a foreclosure sale, shall not be:

               (a) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

               (b) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord), or

               (c) bound by any payment of Rent or additional rent which tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

               (d) bound by any obligation to make any payment to or on behalf of Tenant, or

               (e) bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4 hereof, the need for which repairs and maintenance first arises after the date upon which such owner, or holder shall be entitled to possession of the Premises, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such holder, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to
Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such holder, or

               (f) bound by any amendment or modification of this Lease made without its consent, or

               (g) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

          (iv) If required by the holder of a Mortgage, within ten (10) business days after notice thereof, Tenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement in the event of a foreclosure of such Mortgage or the granting of a deed in lieu to attorn to such mortgagee or to any person acquiring the interest of Landlord in the Real Property and Building as Tenant's landlord hereunder. Any such Nondisturbance Agreement may also contain other terms and conditions as may otherwise be required by such holder which do not increase Tenant's obligations under this lease in any material respect, or adversely affect or diminish the rights in any material respect, or increase the other obligations of Tenant under this Lease in any material respect.

     8. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as SCHEDULE A and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (collectively, the "RULES AND REGULATIONS") on such notice to be given as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall enforce the Rules and Regulations on a non-discriminatory basis.

     9.   INSURANCE.

          A. TENANT'S INSURANCE. Tenant shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability insurance (including, without limitation, insurance covering tenant's contractual liability under this Lease), under which Tenant is named as the insured, and Landlord, Landlord's asset manager, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Landlord from time to time, are named as additional insureds. Such policy shall contain (i) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (ii) a waiver of subrogation against Landlord or a consent to a waiver of right of recovery against Landlord and
(iii) an agreement by the insurer that it will not make any claim against or seek to recover from Landlord for any loss, damage or claim whether or not covered under such policy. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord at least thirty (30) days written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, reasonably require. Tenant shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord upon execution of this Lease and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Tenant shall provide Landlord with a complete copy of any such policy upon written request of Landlord. Tenant shall have no right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties unless the blanket policy contains an endorsement that names Landlord, Landlord's managing agent and/or designees specified by Landlord from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A-" and a financial rating of at least "10". In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, after five (5) business days notice to Tenant, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, immediately upon Landlord's written demand therefor.

          B. TENANT'S IMPROVEMENT INSURANCE. Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all Alterations, construction and other improvements installed within the Premises, whether existing in the Premises on the date hereof or hereinafter installed by or on behalf of Landlord or Tenant, and on all furniture, fixtures, equipment, personal property and inventory of Tenant located in the Premises and any property in the care, custody and control of Tenant (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9. On any such policy, Tenant shall name Landlord as a loss payee, as its interest may appear.

          C. WAIVER OF SUBROGATION. The parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Building, including its respective Alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on the Alterations, construction and other improvements presently existing or hereafter installed within the Premises or on Tenant's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.

     10.  DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

          A. REPAIR OF DAMAGE. If the Premises shall be damaged by fire or other casualty, then Landlord shall proceed to repair and restore (subject to receipt of insurance proceeds) the Premises to its condition preceding the damage, subject to the provisions of this Article 10. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period, so long as Landlord shall have proceeded with reasonable due diligence. The Rent and additional rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable (it being understood that percentage of damage shall not necessarily equate to percentage of usability) by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Further, should Landlord, at its sole option, make available to Tenant, during the period of such repair, other space in the Building which is reasonably suitable for the temporary carrying on of Tenant's business (and reasonably acceptable to Tenant), the Rent shall be reinstated with respect to such temporarily occupied space and shall be payable by Tenant from the date such space is occupied by Tenant. Whenever in this
Article 10 reference is made to restoration of the Premises (i) Tenant's obligation shall be as to all property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant and any other leasehold improvements existing in the Premises on the date hereof, all of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation shall be as to the shell, which constitutes the structure of the Building and the mechanical, electrical, plumbing, air-conditioning and other building systems up to the point of connection into the Premises. During any period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work (it being agreed that Landlord shall give Tenant thirty (30) days written notice that Landlord's work is substantially complete), Rent and additional rent shall be payable as if said fire or other casualty had not occurred.

          B. TERMINATION OPTION. Anything in subsection A of this Article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord's architect determines the Premises cannot be restored within one (1) year of such casualty, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, either substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building, after its proposed repair, alteration or restoration shall not be economically viable as an office building, then in any of such events, Landlord or Tenant may, not later than ninety (90) days following the damage, give the other party a notice in writing terminating this Lease. In addition (i) if any material damage shall occur to the Premises or the Building during the last two (2) years of the Term, either party shall have the option to terminate this Lease by written notice to the other and in such event this Lease shall terminate on the later of the date of the notice of termination or the date Tenant vacates the Premises and removes all of its property therefrom and (ii) Landlord shall not be obligated to repair or restore the Premises or the Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. If either elects to terminate this Lease as permitted herein, the Term shall expire upon the tenth (10th) business day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this

Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage.

          C. REPAIR DELAYS. Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord and/or Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control.

          D. PROVISION CONTROLLING. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

          E. PROPERTY LOSS OR DAMAGE. Anything in this Article 10 to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord or Landlord's agent from responsibility to Tenant for any loss or damage caused directly to Tenant wholly or in part by the gross negligence or willful misconduct of Landlord or Landlord's agents. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, except to the extent such property is required to be delivered to a Building employee pursuant to the terms of this Lease. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, except for Landlord's gross negligence or willful misconduct; nor shall Landlord or its agents be liable to Tenant for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under
Article 37 hereof in order to recoup for payments made to compensate for losses of third parties. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever except Landlord's or Landlord's agents, employees and contractors, own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction (Landlord shall, however, use commercially reasonable efforts to cause any temporarily darkened or bricked up windows to be reopened.)

Tenant shall reimburse and compensate Landlord as additional rent within five
(5) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or in the Building. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent and payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may reasonably designate and, notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorneys' fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances.

     11.  CONDEMNATION.

          A. CONDEMNATION. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then (i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days notice of termination of this Lease; and (iii) if the part of the Real Property so acquired or condemned shall contain more than twenty percent (20%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days notice of termination of this Lease. If any such five (5) days notice of termination is given by Landlord or Tenant this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent and additional rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

          B. AWARD. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for Tenant's moving expenses and the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking.

     12.  ASSIGNMENT AND SUBLETTING.

          A. PROHIBITION WITHOUT CONSENT. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor underlet, nor suffer, nor permit the Premises or, except as expressly permitted herein, any part thereof to be occupied by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under tenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

          B. NOTICE OF PROPOSED TRANSFER. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, if available (but in any event at least a signed bona fide term sheet from such assignee or subtenants containing the material terms of such assignment or sublease and instructions directing Tenant to prepare a sublease or assignment, as the case may be, pursuant to the terms of such term sheet), the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, (iv) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons in each event claiming a commission or similar compensation in connection with the proposed assignment or sublease and (v) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request, if any.

          C. LANDLORD'S OPTIONS. The notice containing all of the information set forth in Subsection B of this Article 12 above shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option
(a) sublease such space (hereinafter called the "LEASEBACK SPACE") from Tenant upon the terms and conditions hereinafter set forth, or (b) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after the aforesaid notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity. Notwithstanding the foregoing, and without in any way affecting the applicability of all other provisions of this Article 12, the provisions of this Section C and the provisions of Sections 12D, 12E, 12F, 12G(x)(b) and 12P shall not apply to any proposed subletting by Tenant of that portion of the Premises more particularly described on EXHIBIT 1(A) annexed hereto (the "DESIRED SUBLET PREMISES"); provided that there shall not be permitted more than one (1) subtenant (at any one time) per each floor in respect of the Desired Sublet Premises.

          D. TERMINATION BY LANDLORD. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease pursuant to subsection C of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

          E. TAKEBACK BY LANDLORD. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Rent and additional rent then payable pursuant to this Lease, or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

               (i) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article 12;

               (ii) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this
Article 12;

               (iii) shall give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and, if such sublease is for the remainder of the initial term of this Lease, to make any and all changes, alterations and improvements in the space covered by such sublease;

               (iv) shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee shall be removed, in whole or in part, by such assignee or subtenant, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

               (v) shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (c) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (d) Landlord, at Tenant's expense, if such expense would have been incurred by Tenant in connection with a similar transaction (or otherwise, at Landlord's expense), may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in the condition in which Tenant would have accepted the Premises had Tenant sublet or assigned the Premises, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

          F. EFFECT OF TAKEBACK OR TERMINATION. If Landlord exercises its option to sublet the Leaseback Space (i) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord or its designee; (ii) performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its designee). In addition, if required by applicable law in connection with any termination of this Lease, or subletting of all or any portion of the Leaseback Space to Landlord or its designee, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed (a) with the New York State Department of Taxation and Finance in connection with Article 31 -B of the Tax Law of the State of New York, (b) with the Commissioner of Finance of the City of New York or the New York State Department of Taxation and Finance in connection with Article 31 of the Tax Law of the State of New York, (c) with the Commissioner of Finance of the City of New York in connection with the New York City Real Property Transfer Tax and (d) with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect.

          G. CONDITIONS FOR LANDLORD'S APPROVAL. In the event Landlord does not exercise either of the recapture options provided to it pursuant to subsection C of this Article 12 and providing that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (such consent shall be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

               (i) Tenant shall have complied with the provisions of subsection B of this Article 12 and Landlord shall not have exercised any of its options under subsection C of this Article 12 within the time permitted therefor;

               (ii) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices and (c) if not general and executive offices of a particular purpose, will not violate any negative covenant as to use contained in any other lease of office space in the Building;

               (iii) The proposed assignee or subtenant has a financial worth equal to the lesser of (a) Tenant's net worth or (b) a net worth sufficient considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

               (iv) Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

               (v) The proposed assignee or subtenant is not a person with whom Landlord is or has been, within the preceding three (3) month period, negotiating to lease space in the Building;

               (vi) The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and, without limitation, (1) shall not provide for a rental or other payment for the use, occupancy or utilization of the space demised thereby based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales and (2) shall provide that no person having an interest in the possession, use, occupancy or utilization of the space demised thereby shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of such space which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales, and that any such purported lease, sublease, concession or other agreement shall be absolutely void and ineffective AB INITIO and (b) shall comply with the applicable provisions of this Article 12;

               (vii) There shall not, at any one time, be more than two (2) subtenants (that is, Tenant plus 2 subtenants) per floor (including Landlord or its designee) of the Premises;

               (viii) The aggregate per rentable square foot rent at which Tenant advertises the proposed space shall be not less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to subsection B of this Article 12;

               (ix) Within five (5) days after receipt of a bill therefor, Tenant shall reimburse Landlord for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

               (x) Tenant shall not have (a) advertised or publicized in writing in any way the availability of the Premises without prior notice to and approval by Landlord (such approval to not be unreasonably withheld or delayed), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) for the first two (2) years of the terms of this Lease, listed the Premises for subletting or assignment, with a broker, agent or representative other than the then exclusive leasing agent of the Building; provided that (y) such leasing agent shall charge commercially reasonable fees and (z) Tenant shall not be required to use such leasing agent for more than three (3) months;

               (xi) The proposed occupancy shall not, in Landlord's reasonable opinion, increase the office cleaning requirements beyond those set forth on SCHEDULE E annexed hereto or materially increase the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant;

               (xii) The proposed assignee or subtenant or its business shall not be subject to compliance with additional requirements of law (including related regulations) beyond those requirements which are applicable to the named Tenant herein and which will have an adverse affect on Landlord's ownership of the Building; and

               (xiii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

     Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article 12, each subletting pursuant to this subsection G of this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent and additional rent due and to become due hereunder (except to the extent of rent not paid by Landlord to Tenant if Landlord has subleased the Leaseback Space from Tenant) and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this
Article 12. Without limiting any rights which Tenant may have against Landlord under this Lease, if Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          H. FUTURE REQUESTS. In the event that (i) Landlord fails to exercise either of its options under subsection C of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this
Article 12 before assigning this Lease or subletting all or part of the Premises.

          I. SUBLEASE PROVISIONS. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

                       (i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

                       (ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                       (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Rent. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision.

                       (iv) Subject to Article 6, if in connection with any alteration to the Sublet Space (as hereinafter defined) by Tenant or any subtenant (which for purposes hereof, shall not include Tenant's initial alteration to the Desired Sublet Premises), unless Landlord or its designee is the subtenant pursuant to Section C herein, any laws, orders, rules or regulations of any applicable governmental authority require that any Hazardous Substances, including, without limitation, asbestos, contained in or about the Premises to be sublet (the "SUBLET SPACE") be dealt with in any particular manner in connection with any alteration of the Sublet Space, then it shall be the subtenant's obligation, at the subtenant's expense, to deal with such Hazardous Substances in accordance with all such laws, orders, rules and regulations. In the event the subtenant is required to deal with Hazardous Substances


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

in accordance with the foregoing provisions of this paragraph (iv) of subsection I of Article 12, then, notwithstanding anything herein to the contrary, Landlord, at Landlord's election, shall have the option to deal with such Hazardous Substances itself and, in such event, the subtenant shall reimburse Landlord for all of Landlord's actual out-of-pocket costs and expenses in connection therewith within ten (10) days next following the rendition of a statement by Landlord to the subtenant requesting such reimbursement. If the subtenant shall fail to so reimburse Landlord for the aforesaid costs and expenses within the ten (10) day period referred to above, then notwithstanding anything contained in the Lease to the contrary, such costs and expenses shall, at Landlord's option, be paid by Tenant to Landlord, within ten (10) days next following of Landlord's demand therefor.

          J. PROFITS FROM ASSIGNMENT OR SUBLETTING. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder (other than an assignment or sublease pursuant to subsection K or L herein), Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (excluding, but not limited to, fair market sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, reasonable legal fees, reasonable market-rate build-out costs for similar assignments and sublettings and advertising costs in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require); and

               (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (excluding, but not limited to, fair market sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, reasonable legal fees, advertising costs, reasonable market-rate build-out costs for similar assignments and sublettings and the cost of demising the premises so sublet in connection with such sublease, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require). The sums payable under this subsection J(ii) of this Article 12 shall be paid to Landlord as and when payable by the subtenant to Tenant.

          K. OTHER TRANSFERS. (i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the lesser of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

               (ii) If Tenant is a partnership, the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

               (iii) If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("GOVERNMENTAL ENTITY"), the provisions of subsection A of this Article 12 shall apply to a transfer (or one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first-class office building.

          L. RELATED CORPORATION. Tenant may, upon prior written notice to Landlord, permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership


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

of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities.

          M. ASSUMPTION BY ASSIGNEE. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance in compliance with the terms of this Lease whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this
Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent (except to the extent of Rent and/or additional rent not paid by Landlord to Tenant as subtenant if Landlord has subleased the Leaseback Space from Tenant) and for the other obligations of this Lease on the part of Tenant to be performed or observed.

          N. LIABILITY OF TENANT. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

          O. LISTINGS. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

          P. EXCLUSIVE BROKER. For the first two (2) years of the term of this Lease, in the event Tenant desires to sublet the Premises or assign this Lease, at Landlord's option, Tenant shall, for a period of at least three (3) months, designate the then exclusive leasing agent of the Building, as Tenant's exclusive agent to effect such sublease or assignment and shall pay such exclusive leasing agent a reasonable brokerage commission computed in accordance with the usual rates charged by such exclusive leasing agent. This Section P shall not apply to the Desired Sublet Premises.

          Q. RE-ENTRY BY LANDLORD. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (1) month's Rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

     13.  CONDITION OF THE PREMISES.

          A. ACCEPTANCE BY TENANT. Tenant agrees to accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", except for Landlord's Core Work and further agrees that Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building were, except for latent defects and the condition of Building systems, in good and satisfactory condition and that such Landlord's Core Work as is completed by such date is in good and satisfactory condition. Landlord shall, promptly upon receipt thereof by Landlord, deliver to Tenant three (3) originals of an ACP-5 certificate with respect to the Premises.

          B. TENANT'S INITIAL ALTERATION. Tenant agrees to perform, or to cause contractors approved by Landlord to perform, Tenant's Initial Alteration described in SCHEDULE B annexed hereto in accordance with the terms, conditions and provisions thereof, and in accordance with all other terms, conditions and provisions contained in this Lease, including, without limitation, SCHEDULES C and D annexed hereto. All of the terms, covenants and conditions of SCHEDULES C and D are incorporated in this Lease as if fully set forth at length herein.

     14. ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to, to the extent necessary, erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times, and upon reasonable notice (except in case of emergency) to (i) examine the same, (ii) to show them to prospective purchasers, mortgagees or lessees (in the case of lessees, during the last six (6) months of the Term) of the Building or space therein, (iii) to make such repairs, alterations, improvements or additions as Landlord may deem necessary to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or (iv) for the purpose of complying with laws, regulations or other requirements of government authorities. Landlord shall be allowed to take all necessary material and equipment into and upon the Premises and, if in connection with Landlord's Core Work only and while Landlord's Core Work is being performed, to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any decorations, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the nine (9) months prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. If, during the last six (6) months of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may terminate this Lease and such acts shall not be deemed an actual or constructive eviction. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, except for any damages caused thereby (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the

Building or any part thereof, other than as in this Lease provided. Landlord also shall, if required by Laws or if same does not materially adversely affect Tenant's use of the Premises, have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In addition, Tenant understands and agrees that Landlord may perform substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include the replacement of the Building exterior facade and window glass, requiring access to the same from within the Premises), and that Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access to said Premises) which shall arise out of the performance by Landlord of the aforesaid renovations of the Building. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Landlord shall, in connection with the exercise of Landlord's rights under this Article 14 or
Article 4, but not in any way limiting Landlord's rights in this Lease, use reasonable efforts to minimize disturbance to Tenant.

     15. CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy whether or not such use shall be a Permitted Use, Tenant shall, upon five (5) days written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof.

     16. LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord, provided such assignee assumes Landlord's obligations under the Lease, shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership (collectively, the "PARTIES"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

     17.  DEFAULT.

          A. EVENTS OF DEFAULT; CONDITIONS OF LIMITATION. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as "EVENTS OF DEFAULT"):

               (i) if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of five (5) business days after notice by Landlord to Tenant of such default; or

               (ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty (20) days and Tenant shall not commence within said period of twenty (20) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

               (iii)   Intentionally Omitted; or

               (iv)    Intentionally Omitted; or


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

               (v) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

               (vi) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

               (vii) if, within thirty (30) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

          B. EFFECT OF BANKRUPTCY. If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in clauses (vi) and (vii) of subsection A of this Article 17, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (vi) and (vii) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under said subsection A.

          C. CONDITIONAL LIMITATION. Nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for (except for the notice provided for in Article 17A(i)) prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a holdover tenant.

     18.  REMEDIES AND DAMAGES.

          A. LANDLORD'S REMEDIES. (i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent (after the expiration of applicable notice and grace periods), or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if Tenant shall fail to move into or take possession of the Premises within thirty (30) days after the Rent Commencement Date, or if this Lease and the Term shall expire and come to an end as provided in Article 17:

                       (a) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                       (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole but reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

               (ii) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          B. DAMAGES. (i) If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                       (a) Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                       (b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "DEFICIENCY") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's actual out-of-pocket expenses in connection with the termination of this Lease, or Landlord's reentry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                       (c) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(l)(b) of this Article 18 for the same period.

               (ii) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this
Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this Article 18.

          C. LEGAL FEES. (i) Tenant hereby agrees to pay, as additional rent, all attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

                       (a) any action or proceeding by Landlord to terminate this Lease, provided Landlord is the prevailing party in such action or proceeding;

                       (b) any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding), provided Landlord is the prevailing party in such action or proceeding;

                       (c) any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and additional rent, computation of escalations, alterations or other Tenant's work and subletting or assignment), whether or not Landlord commences any action or proceeding against Tenant;


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

                       (d) any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and

                       (e) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease, provided Landlord is the prevailing party in such action or proceeding;

               (ii) Tenant's obligations under this subsection C of Article 18 shall survive the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

     19.  FEES AND EXPENSES.

          A. CURING TENANT'S DEFAULTS. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord may immediately or at any time thereafter on ten (10) days written notice (provided Tenant is still then in default) perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

          B. LATE CHARGES. If Tenant shall fail to make payment of any installment of Rent or any additional rent within five (5) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum based on a rate equal to the lesser of (i) four percent (4%) per annum above the then current prime rate charged by Citibank, N.A. or its successor and (ii) the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due to and including the date of payment. Tenant acknowledges and agrees that, except as otherwise expressly provided herein, if Tenant fails to dispute any item of additional rent within ninety (90) days of receipt of a bill or notice therefor, Tenant shall be deemed to have waived its right to dispute the same.

     20. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises or Taxes (as defined in Article 28 hereof) except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

     21.  END OF TERM.

          A. SURRENDER OF PREMISES. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of its property pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within fourteen (14) days after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease.

          B. HOLDOVER BY TENANT. If Tenant shall hold-over or remain in possession of any portion of the Premises of more than fourteen (14) days beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Rent and additional rent paid by Tenant pursuant to subsection A above, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of lost tenancies (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

     22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

     23. FAILURE TO GIVE POSSESSION. Landlord hereby delivers possession of the Premises to Tenant and Tenant hereby accepts possession of the Premises from Landlord, in each case subject to the terms of this Lease.

     24. NO WAIVER. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original Term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting, except if arising from Landlord's gross negligence or willful misconduct. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same,


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

nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

     26. INABILITY TO PERFORM. Except as expressly provided in the definition of "Rent Commencement Date", this Lease and the obligation of Tenant to pay Rent and additional rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested), and (y) facsimile or (z) reputable overnight courier, in each case addressed (i) to Tenant (a) at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Premises (Facsimile #
(212) 350-

9250), or (b) at the Building if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or (ii) to Landlord (1) at Landlord's address set forth in this Lease (Facsimile # (212) 758-5305), and (2) c/o Emmes Asset Management Corp., 420 Lexington Avenue, Suite 2702, New York, New York 10170, Attention: Mr. Andrew Davidoff (Facsimile (212) 293-8802), with a courtesy copy to Landlord's attorneys, Solomon and Weinberg LLP, 70 East 55th Street, New York, New York 10022, Attention: Craig H. Solomon, Esq. (Facsimile #212-605-0999), or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord's agent on behalf of Landlord. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given on four (4) days after the date when it shall have been mailed as provided in this Article 27. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

     28.  ESCALATION

     A. DEFINED TERMS. In a determination of any increase in the Rent under the Provisions of this Article 28, Landlord and Tenant agree as follows:

          (i) "TAXES" shall mean the aggregate amount of real estate taxes and any special assessments (exclusive of penalties and interest thereon) imposed upon Real Property (including, without limitation, (a) assessments made upon or with respect to any "air rights", (b) assessments made in connection with the Grand Central Partnership and (c) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (as defined in Article 1 of this Lease)), which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments (in the manner in which such taxes and assessments are imposed as of the date hereof), but not including franchise, income, transfer or inheritance taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, or rental income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building or the occupancy, rents or income therefrom, in substitution or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. With respect to any Comparison Year (hereinafter defined) all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year. Taxes shall not include costs in connection with obtaining ICIP benefits, nor shall Tenant have the right to any benefits obtained by Landlord in respect of ICIP.

          (ii) "ASSESSED VALUATION" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

          (iii) "TAX YEAR" shall mean the period July 1 through June 30 (or such other period as hereinafter may be a duly adopted by the City of New York as it fiscal year for real estate tax programs).

          (iv)   "BASE TAXES" shall mean the Taxes payable for the Base Tax
Year.

          (v) "COMPARISON YEAR" shall mean (a) with respect to Taxes, any Tax Year subsequent to the Base Tax Year, and (b) with respect to Operating Expenses (as hereinafter defined) any calendar year subsequent to the Base Expense Year (as hereinafter defined) commencing with the calendar year which begins on January 1, 2000, for any part or all of which there is an increase in the Rent pursuant to subsection B of this Article 28.

          (vi)   (a)   "OPERATING EXPENSES" shall mean the aggregate of those
costs and expenses (and taxes, if any, thereof) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the operation, maintenance and management of the land and/or the Building and the sidewalks and areas adjacent thereto (hereinafter called "OPERATION OF THE PROPERTY") which, in accordance with the accounting practices used by Landlord (and which is in accordance with sound management principles respecting the operation of non-institutional first class office buildings in New York City) are properly chargeable to the Operation of the Property together with and including (without limitation) the financial expenses incurred in connection with the Operation of the Property such as insurance costs, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any abatement of Taxes) and auditing the other professional fees and expenses, but specifically excluding (1) Taxes, (2) franchise or income taxes imposed upon Landlord, (3) mortgage interest, (4) leasing and mortgage broker commissions, (5) the cost of tenant installations and decorations incurred in connection with preparing space for a tenant, (6) ground rent, if any, (7) costs incident to any financing and refinancing or sale or net lease of the Building;
(8) the cost of electric energy furnished to any space leased or available for lease to tenants; (9) salaries, fringe benefits and other compensation of Landlord's personnel above the grade of building manager; (10) expenses for which landlord receives compensation through the proceeds of insurance; (11) ground rent, if any, or any other payments under any Superior Lease; (12) expenses incurred in connection with services or other benefits of a type that are not provided to Tenant (or are provided at separate or additional charge) that are provided to another tenant or occupant of the Building; (13) depreciation, except as otherwise provided for herein; (14) advertising, entertainment and promotional expenditures; (15) legal fees and expenses and disbursements incurred in connection with leasing, sales, financings or refinancings or disputes with current or prospective tenants; (16) amounts otherwise includable in Operating Expenses but reimbursed to Landlord directly by Tenant or others; (17) to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties; (18) any profits that Landlord earns or receives on so called sundry charges to individual tenants; (19) the cost of acquiring or replacing or installing any separate electrical meter Landlord may provide to any of the tenants in the Building; (20) costs relating to withdrawal liability or unfunded pension liability; (21) any interest, fine penalty or other late charges payable by Landlord not caused by Tenant; (22) expenditures for repairing and/or replacing any defect in any work required to be performed by Landlord pursuant to the provisions of the Lease; (23) costs of remedying violations of local building code requirements or other legal requirements that arise by reason by Landlord's failure to construct, maintain or operate the building or any part thereof in compliance with such building code requirements or other legal requirements and regulations; (24) costs incurred in connection with acquisition or sale of air rights; (25) any increased insurance costs reimbursed directly to Landlord by a tenant, including, without limitation, Tenant, pursuant to their respective leases; (26) costs incurred by Landlord which result from Landlord's or other Building tenants' breach of a lease or Landlord's tortious or negligent conduct; (27) the cost paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any hazardous materials in the Building, other than periodic monitoring of asbestos levels; (28) costs incurred in connection with the payment of any insurance premium required to be paid by Landlord under the Mortgage; (29) payments by Landlord to any tenant in connection with the takeover by Landlord of such tenant's lease; (30) payments to any affiliates of Landlord in excess of payments which would be incurred in an arms-length transaction; (31) charitable contributions; (32) costs of fine arts installed after the date hereof; and (33) capital improvements, except, however, that if any capital improvement results in reducing Operating Expenses (as, for example, a labor-saving improvement), then with respect to the Comparison Year in which the improvement is made and each subsequent Comparison Year during the Term the amount by which the Operating Expenses have been reduced shall be deemed deducted from the Base Operating Expenses (hereinafter defined). If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant.

               (b) In determining the amount of Operating Expenses for the Base Expense Year or any Comparison Year, if less than ninety percent (90%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Base Expense Year or Comparison Year, Operating Expenses shall be determined for such Base Expense

Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety percent (90%) throughout such Base Expense Year or Comparison Year.

               (c) If any capital improvement is made during any Comparison Year, then the reasonable annual amortization, with interest, of the cost of such improvements shall be deemed an Operating Expense in each of the Comparison Years during which such amortization occurs provided, however, that such improvement is made (i) to reduce Operating Expenses (to the extent of such savings) or (ii) pursuant to (x) changes in Laws on or after the date hereof,
(y) any new Laws enacted after the date hereof or (z) the compliance by Landlord with any Laws solely due to Tenant's specific occupancy of, or Alterations to, the Premises.

          (vii) "BASE OPERATING EXPENSES" shall mean the Operating Expenses for the Base Expense Year.

          (viii) "LANDLORD'S STATEMENT" shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article 28.

          (ix)   "BASE EXPENSE YEAR" shall mean the calendar year 1999.

     B. ESCALATION. (i) If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation but shall be subject to subsequent adjustment as provided in subsection D(i) of this Article 28.

          (ii) If the Operating Expenses for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Operating Expenses, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase.

     C. PAYMENT OF ESCALATIONS. (i) At any time during or after any Comparison Year Landlord shall render to Tenant, either in accordance with the provisions of Article 27 hereof or by personal delivery at the Premises, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, (b) a comparison of the Operating Expenses for the Comparison year with the Base Operating Expenses, and (c) the amount of the increase in the Rent resulting from each of such comparisons. Landlord's failure to render a Landlord's Statement during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 28 for such Comparison Year.

          (ii)   (a)   Tenant's obligations with respect to increases in
Operating Expenses and Taxes, shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord's Statement with respect to Operating Expenses and/or Taxes, as applicable, in an amount equal to one-twelfth (1/12th) of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Comparison Year for which the increase in Operating Expenses and/or Taxes, as the case may be, is applicable, together with a sum equal to one-twelfth (1/12th) of such increase with respect to the month, following the furnishing to Tenant of a Landlord's Statement; and thereafter, commencing with the next succeeding monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord's Statement, the monthly installments of Rent shall be increased by an amount equal to one-twelfth (1/12th) of such increase in Operating Expenses and/or Taxes, as the case may be. Any increase in the Rent shall be collectible by Landlord in the same manner as Rent.

               (b) If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as to tax escrow payments to a mortgagee or ground lessor) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor, as the case may be.

               (c) Following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii)(a) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord, either in accordance with the provisions of Article 27 hereof or by personal delivery to the Premises, of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installment of Rent or if at the end of the term, refunded to Tenant.

          (iii)  (a)   As used in this subsection C(iii), the words "TENTATIVE
MONTHLY EXPENSE CHARGE" shall mean a sum equal to one-twelfth (1/12th) of Tenant's Proportionate Share multiplied by the difference between (i) the Base Operating Expenses and (ii) one hundred and six percent (106%) of the Operating Expenses for (1) the Base Expense Year with respect to the first Comparison Year during the Term or (2) the immediately preceding


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

Comparison Year with respect to the second Comparison Year and each Comparison Year thereafter during the Term.

               (b) At any time in any Comparison Year (any part or all of which falls within the term), Landlord, at its option, in lieu of the payments required under subsection C(ii)(a) of this Article 28 with respect to Operating Expenses only, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Expense Charge multiplied by the number of months in said Comparison Year preceding the demand, and thereafter; commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Year, the monthly installments of Rent shall be deemed increased by the Tentative Monthly Expense Charge. Any amount due to Landlord under this subsection C(iii)(b) may be included by Landlord in any Landlord's Statement rendered to Tenant as provided in subsection C(i) of this Article 28.

               (c) After the end of the Comparison Year in which a demand is made pursuant to the provisions of subsection C(iii)(b) of this Article 28 and at any time that Landlord renders a Landlord's Statement or Statements to Tenant as provided in subsection C(i) of this Article 28 in respect of Operating Expenses, the amounts, if any, collected by Landlord from Tenant under subsection C(iii)(b) hereof on account of Tentative Monthly Expense Charge shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Landlord's Statement for the Comparison Year, a reconciliation shall be made in the same manner as provided in subsection C(ii)(c) of this Article 28.

     D. ADJUSTMENTS.(i) (a) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year (taking into account the expenses mentioned in the last sentence of subsection A(i) of this Article 28) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive such Tenant's Proportionate Share by way of a credit against the Rent next becoming due after the sending of such Statement; provided, however, that Tenant's Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

               (b) In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise), then, and in such event: (1) the Base Taxes shall be retroactively adjusted to reflect such reduction, (2) the monthly installment of Rent shall be increased accordingly, and (3) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when


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

billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

          (ii) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute same, and (b) send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. If such notice is sent, the parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof and hence agree that either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Tenant and reasonably acceptable to Landlord, and the decision of such accountants shall be conclusively binding upon the parties. If such accountants determine that such Landlord's Statement was incorrect with respect to a particular item, Tenant may, in accordance with this Section 28D(ii), object to any prior Landlord's Statement in respect of such item only. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fee and expenses between the parties based on the degree of success of each party).

          (iii) Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Rent set forth in Article 1 hereof.

          (iv) The expiration of termination of this Lease during any Comparison Year for any part or all of which there is an increase in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase and any Landlord's Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

     29.  SERVICES.

          A. ELEVATOR. Landlord shall provide passenger elevator facilities on business days, twenty-four (24) hours per day, and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services on an "as available" basis for incidental use by Tenant from 8:00 A.M. through 12:00 Noon and from 1:00 P.M. through 5:00 P.M. on business days only. Any extended use may be arranged with Landlord's prior consent and Tenant shall pay as additional rent therefor $110.00 per hour for each hour of extended use. Notwithstanding the foregoing, Landlord shall provide 100 hours of freight elevator service during Overtime Periods (as hereinafter defined) at no additional cost or expense to Tenant.


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

          B. HEATING. Landlord shall furnish heat to the Premises when and as required by law, on business days from 8:00 A.M. to 6:00 P.M. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant (other than Landlord's Core Work) or any person claiming through or under Tenant.

          C. COOLING. Landlord, at Landlord's expense, shall furnish air-cooling on business days from 8:00 A.M. to 6:00 P.M. from May 15 through October 15 of each year during the Term, when, in the judgment of Landlord, reasonably exercised, it may be required for the comfortable occupancy of the Premises, and shall ventilate the Premises on business days and for similar hours during other months of the year. Anything in this subsection C to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Building air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the Building air-cooling system as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets. The HVAC specifications currently in effect for the Building are more particularly described on EXHIBIT F annexed hereto, but Landlord reserves the right to amend such specifications at any time, provided same is done on a non-discriminatory basis. Landlord shall provide Tenant with two (2) connections, per floor, to the main duct of the HVAC System.

          D. AFTER HOURS AND ADDITIONAL SERVICES. The Rent does not include any charge to Tenant for the furnishing of any freight elevator facilities (other than as contemplated in Article 29 subsection A) or for the service of heat, cooled air or mechanical ventilation to the Premises during periods other than the hours and days set forth in sections A, B and C of this Article 29 for the furnishing and distributing of such facilities or services (referred to as "OVERTIME PERIODS"). Accordingly, if Landlord shall furnish any (i) passenger elevator facilities to Tenant during Overtime Periods or freight elevator facilities, except as provided in subsection A of this Article 29, or (ii) heat, cooled air or ventilation to the

Premises during Overtime Periods, then Tenant shall pay Landlord additional rent for such facilities or services at the standard rates then fixed by the Landlord for the Building or, if no such rates are then fixed, at reasonable rates (which for freight elevator facilities shall be at the rate set forth in Subsection A of this Article 29 and which for heat and cooled air shall be deemed to be (y) One Hundred Fifty ($150.00) Dollars per hour (which shall be increased yearly by the Consumer Price Index), provided Tenant shall require no fewer than two hundred twenty-five (225) hours of cooled air per year during Overtime Periods and (z) Two Hundred Fifteen ($215.00) Dollars per hour (subject to increase yearly by the Consumer Price Index) if less than two hundred twenty-five (225) hours of cooled air per year are used). Neither the facilities nor the services referred to in this Article 29D shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least seven (7) hours prior to the time on which the facilities or services are to be furnished; or if Tenant is in default under or in breach of any of the terms, covenants or conditions of this Lease beyond applicable notice and grace periods; or if such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this Lease. All of the facilities and services referred to in this Article 29D are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Landlord to furnish any or all of such facilities or services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise (provided that, without modifying this sentence in any way, Landlord shall use commercially reasonable efforts to provide such services or restore same if they have been discontinued). In the event Tenant installs a supplemental air cooling system in the Premises, and if condenser water for such system shall be supplied by Landlord Tenant shall pay to Landlord, annually upon demand, a sum equal to $1,000 per ton of condenser water air conditioning capacity, adjusted annually, to compensate Landlord for the cost of supplying condenser water for such supplemental system. In no event shall Landlord be obligated to supply more than ten (10) tons of condenser water, per floor, in any calendar year. In addition, any such supplemental air-cooling system shall be installed with balancing valves and circuit setters manufactured by Bell & Gossett or other comparable company for balancing by Landlord, at Tenant's sole cost and expense.

          E. CLEANING. Landlord, at Landlord's expense, shall cause the Premises to be kept clean in building standard manner. The cleaning specifications currently in effect for the Building are more particularly described on EXHIBIT E annexed hereto, but Landlord reserves the right to amend such specifications at any time provided same is done on a non-discriminatory basis and does not materially adversely affect Tenant. Tenant shall, however, have the option in its sole discretion to clean or independently contract for the cleaning of the Premises at Tenant's sole expense, without any adjustment in the Rent, provided that such cleaning is done in a manner satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant


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

shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such refuse and rubbish in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations, as in the reasonable judgment of Landlord, are necessary for the proper operation of the Building.

          F. SPRINKLER SYSTEM. If there now is or shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's specific business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

          G. WATER. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes (other than condenser water for supplemental air conditioning), Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. In such event (i) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant; (ii) Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (iii) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within five (5) days of rendition. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such. Independently of and in addition to any of the remedies reserved to

Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

     H. ELECTRICITY SERVICE. (i) Landlord shall redistribute six (6) watts of connected electrical load per rentable square foot of space deemed to be in the Premises to the electric panel boxes located in the Premises for the servicing of all of Tenant's electrical needs within the Premises, including, without limitation, any air-cooling equipment located in, or exclusively servicing the Premises, but excluding the Building HVAC. Landlord's designated agent shall, at Landlord's cost, install a submeter to measure Tenant's consumption of electrical energy in the Premises. The cost of electricity utilized by Tenant shall be paid for by Tenant to Landlord as additional rent and shall be calculated at the then applicable rate prescribed by the public utility company serving the Premises for submetered electrical energy (utilizing demand factors incurred within the Premises and time of day rates which are applicable), plus (a) Landlord's charge for overhead and supervision in the amount of seven percent (7%) of the total electric bill and (b) any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Landlord shall bill Tenant, monthly, for the cost if its consumption of electricity in the Premises and Tenant shall pay the amount thereof at the time of payment of each installment of Rent. If either the quantity or character of electrical services is changed by the public utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption or Tenant's business, or otherwise.

          (ii) If Tenant requires additional electrical energy beyond the wattage specified above for any reason whatsoever, including without limitation, the use of additional business machines, office equipment or other appliances in the Premises which utilize electrical energy, Tenant shall request such additional electrical energy from Landlord in each instance. If Landlord agrees to provide the same, any additional feeders or risers which are required to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant (including without limitation, a connection fee of Three Hundred Fifty and 00/100 ($350.00) Dollars per kilovolt ampere), provided that, in Landlord's reasonable judgment, such additional feeders or riders are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building.


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

Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises or provide Tenant with greater than six (6) watts of connected electrical load per rentable square foot deemed to be in the Premises (excluding HVAC). Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance and without paying Landlord's customary charges therefor. Any such Alterations, additions or consent by Landlord shall be subject to the provisions of this Lease including, but not limited to, the provisions of
Article 3 hereof.

          (iii) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than sixty (60) days notice to Tenant if Landlord does so either (y) on a non-discriminatory basis or
(z) because Tenant has failed, beyond the expiration of applicable notice and grace periods, to pay Landlord any amounts payable by Tenant to Landlord pursuant to this paragraph 29(H). If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord at Tenant's sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

          (iv) Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord (except Landlord's gross negligence or willful misconduct) or of any public utility or other company servicing the Building with electricity or for any other reason except Landlord's negligence or willful misconduct.

          (v) In the event that the submeter to be installed in the Premises in accordance with the provisions of Subsection H(i) of this Article 29 is not installed, activated and fully operational on or before the Commencement Date (and irrespective of whether or not Rent shall be payable for such period), Tenant will pay, monthly, as additional rent the sum of (a) ($2.00 times rentable square feet) divided by (b) 12 (the "INTERIM ELECTRICAL CHARGE") on the Commencement Date and on the first day of each calendar month thereafter until such time as the submeter is installed, activated and fully operational. If the Commencement Date occurs on a date other than the first day of a calendar month, the Interim Electrical Charge for such month shall be an amount equal to such proportion of the Interim Electrical Charge as the number of days from and including the Commencement Date to the last day of the calendar month in which the Commencement Date occurs bears to the total number of days in such calendar month. If the first day that the electrical submeter becomes activated and fully operational occurs on a date other than the first day of a calendar month, the Tenant shall pay for such month an amount equal to such proportion of the Interim Electrical Charge as the number of days from the beginning of such calendar month through and including the date that such electrical submeter becomes operational bears to the total number of days in such calendar month plus the cost of electricity as determined by the submeter, for the remainder of such month.

          I. INTERRUPTION OF SERVICES. Landlord reserves the right, to the extent necessary, to stop service of the HVAC system and all other Building systems including the elevator, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, or improvements in the judgment of Landlord necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Tenant acknowledges that the Building HVAC system may contain freon or other chlorofluorocarbons (CFC's) and that future federal, state or city regulations may require the removal of CFC's as well as the alteration or replacement of equipment utilizing CFC'S. In connection therewith (i) Landlord reserves the right to stop service of the HVAC system or any other mechanical systems containing CFC's for such duration as may be necessary to convert any such systems to eliminate the use of CFC's and (ii) to enter upon the Premises, as necessary to install replacement equipment within the Premises required by any such change. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

     30.  PARTNERSHIP TENANT.

          A. PARTNERSHIP TENANTS. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 30 as a "PARTNERSHIP TENANT"), the following provisions of this Article 30 shall apply to such Partnership Tenant:
(i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of subsection A of this Article 30). Notwithstanding the foregoing, Landlord shall forbear from seeking to enforce or obtaining a judgment against the partners of Tenant if, within thirty (30) days of Landlord's notice of termination of this Lease upon the occurrence of an Event of Default, Tenant shall fully and truly surrender the Premises to Landlord in accordance with the other provisions of this Lease (and execute such documents evidencing such surrender as Landlord may reasonably require), provided, that, from the date hereof through the 13 month anniversary of such surrender, no proceedings shall theretofore have been instituted by Tenant (by any partner, shareholder, officer, director or affiliate) to reinstate, modify or disaffirm Tenant's rights under this Lease pursuant to
Section 365 of the United States Bankruptcy Reform Act of 1978, as amended, or under other bankruptcy laws, or otherwise, or to attack Landlord's rights to the possession, use and enjoyment of the Premises by way of a "Yellowstone injunction" and associated declaratory relief or pursuant to other remedies at law or in equity, in which event this sentence shall be deemed null and void.

          B. LIMITED LIABILITY ENTITY. Notwithstanding anything to the contrary contained herein, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership or entity is collectively referred to as a "LIMITED LIABILITY SUCCESSOR ENTITY"), shall be prohibited unless the prior written consent of Landlord is obtained, which


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

consent may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold or delay such consent provided that:

               (a) The Limited Liability Successor Entity succeeds to all or substantially all of Tenant's business and assets;

               (b) The Limited Liability Successor Entity shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the net worth of Tenant on
(1) the date of execution of this Lease, or (2) the day immediately preceding the proposed effective date of such conversion;

               (c) Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

               (d) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of this Lease that are to be observed and performed by the Limited Liability Successor Entity; and

               (e) Tenant shall reimburse Landlord within ten (10) business days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Successor Entity, including, without limitation, any attorney's fees and disbursements.

     31. VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord.

     32. SECURITY DEPOSIT. In order to secure Tenant's obligations under this Lease, simultaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit in the amount of $1,178,420.00 in form and substance acceptable to Landlord in its sole discretion and issued by a New York City bank acceptable to Landlord (the "L/C"). Landlord may draw on the L/C from time to time to reimburse itself in the event Tenant defaults (beyond the expiration of applicable notice and cure periods) in respect of any of the terms, provisions and conditions of this Lease including, but not limited to, the payment


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

of Rent and additional rent. Drawings may be made by sight draft and partial drawings shall be permitted. The L/C shall be substantially in the form of
EXHIBIT 2 annexed hereto and provide for a twelve (12) month-expiry, and shall contain a so-called "evergreen" clause so that, unless the issuing bank notifies Landlord, in writing, of its intention not to renew the L/C at least thirty (30) days prior to the stated expiry thereof, the L/C shall be renewed automatically for a period of twelve (12) months. If the issuing bank so notifies Landlord or if, with Landlord's consent, the L/C does not contain an "evergreen" clause and Tenant fails to provide a renewal letter of credit in the form and amount of the original L/C at least thirty (30) days prior to the stated expiry thereof, Landlord may draw down on the L/C and hold the cash proceeds of same as security for Tenant's obligations under this Lease. Tenant may, (a) on the third (3rd) anniversary of the Rent Commencement Date, cause the L/C to be reduced to an amount equal to $884,380.00, (b) on the fourth (4th) anniversary of the Rent Commencement, cause the L/C to be reduced to an amount equal to $758,040.00 and
(c) on the fifth (5th) anniversary of the Rent Commencement Date, cause the L/C to be reduced to an amount equal to $631,700.00, IN EACH CASE PROVIDED (a) that in no event shall Tenant ever have the right to reduce the L/C to an amount less than $631,700.00 and (b) Tenant's right to reduce the amount of the L/C as provided for herein shall terminate upon an Event of Default.

     33. CAPTIONS. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

     34.  ADDITIONAL DEFINITIONS.

          A. The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

          B. The term "rent" as used in this Lease shall mean and be deemed to include Rent, any increases in Rent, all additional rent and any other sums payable hereunder.

          C. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

     35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     36. BROKER. Each party represents and warrants to the other that it has dealt directly with (and only with), the Broker (as defined in Article 1 herein) as broker in


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connection with this Lease, and that insofar as such party knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Landlord and Tenant, respectively, shall be conclusive evidence that Landlord and Tenant, respectively, have relied upon the foregoing representation and warranty. Landlord shall pay Broker a commission pursuant to separate agreement.

     37. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which will subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless Landlord from and against (i) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, excluding any claims arising from any act, omission or negligence of Landlord, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Premises, other than claims arising from the gross negligence of Landlord, its agents, servants, and employees, (iii) all claims against Landlord arising from any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, Tenant's employees, Tenant's invitees or Tenant's visitors, and (iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed and (v) any claim, loss or liability arising or claimed to arise from Tenant, or any of Tenant's contractors, licensees, agents, servants, employees, invitees or visitors causing or permitting any Hazardous Substance to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean Emmes Asset Management Corp. and 685 Acquisition LLC and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses (including reasonable attorneys' fees) of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Landlord agrees to indemnify and save harmless Tenant from and against claims arising from the gross negligence or willful misconduct of Landlord, its agents, contractors and employees.

     38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for


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

the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent; provided that such person shall use its best efforts to minimize disturbance to Tenant's use of the Premises

     39.  MISCELLANEOUS.

          A. NO OFFER. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

          B. SIGNATORIES. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          C. CERTIFICATES. From time to time, within seven (7) days next following request by Landlord or the mortgagee of a Mortgage, Tenant shall deliver to Landlord or such mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord or such mortgagee (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable, (iii) stating whether or not, to the reasonable knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) as to any other matters reasonably requested by Landlord or such mortgagee. Tenant acknowledges that any statement delivered pursuant to this subsection C may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease.

          D. DIRECTORY LISTINGS. Landlord agrees to provide Tenant, at Landlord's sole cost and expense, with up to five (5) listings of Tenant's name on the directory in the lobby of


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

the Building. Upon written request by Tenant, Landlord agrees to provide Tenant with additional listings on such directory, at Tenant's sole cost and expense, provided Tenant shall be limited to a number of listings determined by multiplying Tenant's Proportionate Share by the total number of spaces for listings on such directory. In the event Landlord installs an electronic directory in the lobby of the Building, Landlord shall provide Tenant with a reasonable number of additional listings at no cost to Tenant.

          E. AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

          F. SIGNAGE. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed outside the Premises shall be prepared by Tenant in conformity with building standard signage requirements and submitted to Landlord for Landlord's consent, which consent shall not be unreasonably withheld. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Tenant at Tenant's sole cost and expense.

     Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Tenant at Tenant's sole cost and expense. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words "temporary" or "personnel".

     Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the reasonable cost of any such removal shall be paid by Tenant as additional rent.

          G. CONSENTS AND APPROVALS. Wherever in this Lease Landlord's consent or approval is required, the first time Landlord shall delay or refuse such consent or approval, Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval; Tenant's sole remedy such first time shall be an action or proceeding to enforce any such provision, for specific


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

performance, injunction or declaratory judgment. After such first time, Tenant may, subject to the terms of this Lease, seek any remedy to which it is entitled.

          H.   ICIP.

               (a) Tenant acknowledges that Landlord is seeking or has obtained benefits under the ICIP program;

               (b) Tenant shall not be required to pay taxes or charges which become due because of the willful neglect or fraud by Landlord in connection with the ICIP program, or otherwise relieve or indemnify Landlord from any personal liability arising under Administrative Code section 11-265, except where such impositions have been caused by the actions of Tenant;

               (c) Tenant agrees to report to Landlord the number of workers permanently engaged in employment in the Premises, the nature of each worker's employment and the New York City residency of each worker; and

               (d) Tenant agrees to provide access to the Premises to the Department of Finance at all reasonable times upon request by the Landlord.

          I. STORAGE SPACE. At any time, from time to time, during the term of this Lease, and provided there shall not have occurred an Event of Default, Tenant may, in addition to the storage space leased to Tenant pursuant to the last sentence of this Section I, upon thirty (30) days prior written notice to Landlord, elect to use up to 2,000 additional square feet of space in the basement of the Building, which may be used by Tenant for storage only and for no other purpose, provided, however, such space is available, which availability shall be determined by Landlord in Landlord's sole discretion. Tenant's notice shall also state the term for which Tenant elects to lease such storage space. In consideration therefor, commencing on the date which is thirty (30) days after Tenant has delivered the aforesaid notice (provided Landlord has consented to the availability of such space), Tenant shall pay to Landlord, in addition to Rent and all other sums payable by Tenant to Landlord under the Lease, a per annum amount, payable in equal monthly installments, equal to the product of (x) the number of square feet leased, multiplied by (y) the then applicable rate per square foot of fixed base Rent, multiplied by (z) 50%. Such storage space shall be held by Tenant subject to all of the terms, covenants and conditions of this Lease except (i) no escalations under Article 28 shall be payable by Tenant in respect thereof, (ii) Tenant shall have no right to make any Alterations to such storage space and (iii) Landlord shall have no obligations to provide any services or make any repairs in respect of such storage space. Notwithstanding the foregoing, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, 500 square feet of space in the basement of the Building upon all of the terms of this Section I except that (a) Landlord hereby waives the thirty
(30) day notice requirement with respect to such space and (b) no Rent shall be payable in respect of such space until the Rent Commencement Date.


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

     40.  RENEWAL OPTION.

          A. Provided that (i) both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect, and provided further that Tenant is not then in default beyond applicable notice and grace periods, hereunder and (ii) Tenant has neither assigned its interest under this Lease or subleased more than 15% of the Premises nor offered to so assign this Lease or sublease more than 15% of the Premises, and (iii) Tenant is in occupancy of the entire Premises for the purpose of conducting its own business, Tenant is hereby granted the option to renew the Term of this Lease for one (1) period of sixty (60) months (the "RENEWAL TERM"). The Renewal Term is to commence immediately upon the expiration of the initial Term. Once Tenant has served a Renewal Notice (as hereinafter defined) upon Landlord, Tenant shall be bound for the entire applicable Renewal Term by the terms and conditions of this Lease, as the same is modified pursuant to this Article 40. Tenant shall exercise the option to renew only by delivering irrevocable written notice of such election (a "RENEWAL NOTICE") to Landlord not less than three hundred sixty-five (365) days nor more than six hundred (600) days prior to the expiration of the initial Term. In the event that Landlord does not receive the Renewal Notice within such 245-day notice period (time being of the essence with respect thereto), then such option to renew the Term shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance reasonably acceptable to Landlord confirming such facts.

          B. The Renewal Term shall be upon the same terms and conditions of this Lease, except that (a) the Rent during the Renewal Term shall be payable at an annual rate per rentable square foot equal to the greater of (1) ninety-five (95%) percent of the annual fair market rental rate for the Premises for the Renewal Term ("FMR"), as such FMR is determined (x) by agreement between Landlord and Tenant on or before the date (the "FMR AGREEMENT DATE") which is sixty (60) days prior to the end of the initial Term or (y) in the absence of such agreement, by the Three Appraiser Method set forth in Section C of this
Article 40, or (2) the Rent in effect during the last year of the initial Term;
(b) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (c) the Premises shall be delivered in their existing condition (on an "as is" basis) at the time the Renewal Term commences.
Landlord and Tenant shall attempt to negotiate in good faith a mutually acceptable determination of the FMR prior to the FMR Determination Date.

          C. The "Three Appraiser Method" shall operate as follows: FMR shall be based upon the then current fair market rental rate for comparable space in comparable buildings in the midtown, New York, New York area (I.E., the rental rate payable by a willing tenant to a willing landlord for like and comparable space) which shall be determined by each of two (2) real estate appraisers, one of whom shall be named by Landlord and the other of whom shall be named by Tenant. Each of the appraisers shall be licensed or certified, as appropriate, in New York as a real estate appraiser, specializing in first-class office buildings


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

in the New York, New York area, having no less than ten (10) years' experience in such field, and generally recognized as ethical and reputable within the field (each, a "QUALIFIED APPRAISER"). Landlord and Tenant agree to make their appointments within five (5) business days after the FMR Agreement Date, if the parties have not theretofore agreed upon the FMR. Each Qualified Appraiser shall submit his determination of the FMR within fifteen (15) days after the date of his selection. If the positive difference between the two determinations of the FMR is less than or equal to ten (10%) percent of the higher of the two determinations, then, for the purposes of Section B(a)(1) above, the FMR shall be the higher of such two determinations of the FMR. If the positive difference between the two determinations of the FMR is greater than ten (10%) percent of the higher of the two determinations, then the two (2) Qualified Appraisers selected by Landlord and Tenant shall select a third Qualified Appraiser within five (5) days after they both have rendered their FMR determinations, and within fifteen (15) days after the date of his selection, the third Qualified Appraiser shall submit his determination of the FMR and, for the purposes of Section B(a)(1) above, the FMR shall be the average of the three
(3) determinations made by the three (3) Qualified Appraisers. Landlord and Tenant shall each pay the fee of the Qualified Appraiser selected by it, and they shall equally share the payment of the fee of the third Qualified Appraiser, if the selection of same is required hereunder.

          D. Except for the renewal option set forth in this Article 40, this Lease may only be extended beyond the Expiration Date by the parties executing an extension agreement signed by both parties making specific reference to this Lease.

     41. ROOFTOP ANTENNA. Tenant shall have the non-exclusive right to install, inspect, adjust and maintain a transmission antenna (the "Antenna") (or such other type of Antenna as may be reasonably approved by Landlord) on the Building rooftop at Tenant's sole risk, cost and expense (said right is hereinafter referred to as "Tenant's Antenna Right") provided said Antenna does not involve any penetration of the roof surface and such installation is otherwise, in all respects, satisfactory to Landlord and its roofing contractor (it being agreed that Tenant may, subject to Landlord's reasonable approval to not be withheld or delayed, run a conduit from the roof to the Premises). The dimensions and performance characteristics of said Antenna shall be subject to Landlord's reasonable approval: In consideration of Landlord's granting to Tenant Tenant's Antenna Right, Tenant shall pay to Landlord, in addition to all Rent and additional rent payable by Tenant under this Lease, $225.00 per month on the first day of each month for each month that the Antenna is on the roof of the Building.

          (a) ROOF ACCESS. Landlord and Tenant agree that Tenant's Antenna Right will necessitate that Tenant have access to the rooftop of the Building. To the extent that Tenant's Antenna Right expands the area of the Building to which Tenant has access (the "new access areas"), then Landlord and Tenant agree that any and all provisions of the Lease that apply to the Premises, including, but not limited to Building Rules and Regulations, shall also apply to new access areas, except as modified herein and except to the extent that said Lease


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provisions place any additional responsibilities on the Landlord with respect to the new access areas. The precise location of the Antenna shall be subject to the sole discretion of Landlord. Landlord shall also have the express right to reject the proposed size and design of the Antenna.

          (b)  TENANT'S OBLIGATIONS.

          (i) INCREASE IN LANDLORD'S INSURANCE COST. If the rate of any insurance carried by Landlord is increased as a result of the exercise of Tenant's Antenna Right, then Tenant will pay to Landlord, as additional rent, not later than thirty (30) days before the date Landlord is obligated to pay a premium on the insurance or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Antenna Right, whichever date is later, a sum equal to the difference between the original premium and the increased premium resulting solely from the installation of the Antenna.

          (ii) ROOFTOP ACCESS. Landlord has not made any representations or promises pertaining to physical condition of the Building's rooftop or its suitability for the installation and maintenance of the Antenna. Tenant, for the purpose of this Article 41 and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition.

          (iii) COMPLIANCE LAWS. Tenant represents that it has obtained, or will have obtained prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and operation of Tenant's Antenna. Tenant's Antenna Right shall not in any way conflict with any applicable law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted. Tenant will, at its sole cost and expense, promptly comply or take all action necessary to enable the Building to comply with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant's Antenna Right. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any loss, cost (including reasonable attorneys' fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances, rule or regulations. Tenant shall, at its sole cost and expense, make any repairs to the rooftop which are necessitated by the installation, maintenance or operation of the Antenna. Such repairs shall be governed by the provisions of Section 4 hereof. Landlord may, at its option, after notice to Tenant, cause such repairs to be made at the sole cost and expense of Tenant.

          (iv) OPERATION. Tenant's Antenna Right shall, in all material respects, be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life, safety, public utilities or other systems or facilities in the Building or the premises or any other tenant in the Building; (2) in compliance with all applicable laws, codes


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and regulations; (3) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expenses, work or obligations upon Landlord in the use or operation of the Building; (4) at Tenant's cost, including the cost of repairing all damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of the Antenna. In connection with the installation of the Antenna, Tenant shall provide to the
Landlord: (aa) a letter from a structural engineer reasonably acceptable to Landlord certifying that the installation of the Antenna was properly performed and that the integrity of the Building structure has not been adversely affected in any material way by reason of such installation; and (bb) written approval of Landlord's roofing contractor of the manner of installation.

          (v) INSURANCE. Tenant will, at all times during the term of this Lease, and at its cost and expense, ensure that the insurance policies to be maintained by Tenant under Section 9 hereof are properly endorsed to reflect the Antenna and Tenant's Antenna Right. Tenant agrees to pay the premiums therefor and to deliver copies of said policies and/or endorsements thereto to Landlord on the first day of the term of this Lease, and the failure of Tenant to either obtain said insurance or deliver copies of said policies or certificates thereof to Landlord shall be a default under this Lease.

          (vi) INDEMNITY. Tenant shall and hereby does indemnify and hold harmless the Landlord against and from any and all claims arising from the Tenant's use of the new access areas and Tenant's installation, inspection, adjustment and maintenance of the Antenna. Tenant assumes all risk of damage to property or injury to persons, in, upon or about the new access areas as a result of Tenant's installation, inspection, adjustment and maintenance of the Antenna.

          (vii) LANDLORD'S RECAPTURE. In conjunction with the Lease, Landlord may, by giving ten (10) days notice to Tenant, elect to retain or dispose of in any manner the Antenna (the " Antenna Recapture Right") if Tenant does not remove said Antenna from the rooftop on the Lease Expiration Date or earlier termination of this Lease. If Landlord notifies Tenant of its intent to exercise the Antenna Recapture Right and Tenant does not remove the Antenna by the Expiration Date, title to the Antenna shall, on expiration of the ten days period, vest in Landlord. Additionally, Tenant shall be liable to Landlord for any of Landlord's costs for storing, removing and disposing of said Antenna. This provision shall survive the expiration or termination of this Lease.

          (viii) NON-EXCLUSIVITY. By granting the Tenant's Antenna Right, Landlord does not covenant or agree that it has not conveyed or will not convey in the future similar rights to other parties desiring to install communications devices on the roof of the Building. In addition, Landlord makes no representation whatsoever as to the suitability of the rooftop for installation of the Antenna in terms of the quality of reception of the Antenna, and does not warrant that the Antenna will be free from interference from other devices placed upon the Building or other buildings in the area.


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          (ix)   DEFAULT.  Tenant's Antenna Right shall terminate in the Event of a Default by Tenant under the Lease.


     42.  RIGHT OF FIRST OFFER.

               (i) Provided (1) this Lease shall then be in full force and effect, (2) Tenant shall not be in default hereunder beyond any applicable notice and/or cure period, and (3) Tenant shall be in actual occupancy of at least eighty-five (85%) percent of the Premises (items (1), (2), and (3) hereinafter shall be collectively referred to as the "OFFER SPACE CONDITIONS"), in the event that Landlord shall desire to lease any portion of the twenty-seventh (27th) or twenty-sixth (26th) floor in the Building not leased on the date hereof (the "OFFER SPACE"), Tenant shall have the single, non-recurring right ("RIGHT OF FIRST OFFER") to have Landlord submit written notice (the "LEASE NOTICE") to Tenant of Landlord's desire to lease the Offer Space as to the space offered, which Lease Notice shall be deemed an offer to Tenant to lease the Offer Space.

               (ii) The Lease Notice shall set forth (1) a description of the locations on the twenty-seventh (27th) or twenty-sixth (26th) floor of the Offer Space, the number of rentable square feet attributable to the Offer Space as determined by Landlord (the "DEEMED RENTABLE SQUARE FOOTAGE") and Tenant's Proportionate Share attributable to the Offer Space (the "DEEMED TENANT'S PROPORTIONATE SHARE"), (2) the fixed annual rent and all additional rent (including the base amount or base years, if any, for taxes, operating expenses and other escalations) at which Landlord proposes to lease the Offer Space (collectively, the "OFFER RENTAL"), (3) the term for which Landlord proposes to lease the Offer Space (including renewal options, if any, it being understood that, unless expressly set forth in the Lease Notice, the renewal options provided in Article 40 hereof shall not be applicable to the Offer Space), (4) the condition in which Landlord proposes to deliver the Offer Space, (5) the tenant inducements (such as, by way of example only, work letters, work allowances and free rent periods ) that Landlord proposes to offer in connection with the leasing of the Offer Space, (6) the date upon which Landlord anticipates the Offer Space could be delivered to Tenant (the "OFFER SPACE SCHEDULED DATE"), and (7) such other terms as Landlord may propose upon which Landlord would be willing to lease the Offer Space to a third party tenant. The Lease Notice shall constitute an offer by Landlord to Tenant to lease all and not less than all of the Offer Space identified in the Lease Notice. The parties hereto agree that in no event, unless Landlord was grossly negligent or intentionally lied to Tenant, shall the Deemed Rentable Square Footage constitute or imply any representation by Landlord whatsoever as to the actual size of the Offer Space.

               (iii) Tenant shall have twenty (20) days following Landlord's giving of the Lease Notice to deliver to Landlord written notice (the "ELECTION TO LEASE NOTICE") of Tenant's desire to lease from Landlord the Offer Space for the Offer Rental and on such other terms as may be set forth in the Lease Notice. Time shall be of the essence with respect to said


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

20-day period and the failure or refusal of Tenant for any reason whatsoever to deliver to Landlord the Election to Lease Notice in the time and manner herein prescribed shall be deemed an irrevocable waiver of Tenant's Right of First Offer as to the particular transaction and any future lease of the Offer Space, whereupon Tenant's Right of First Offer shall lapse, and be of no further force or effect.

               (iv) If Tenant shall timely and in the manner herein prescribed deliver its Election to Lease Notice and provided the Offer Space Conditions are satisfied, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant (the "OFFER SPACE EFFECTIVE DATE"), the Offer Space shall become, and be deemed to comprise, part of the Premises as if originally included in the demise hereunder, upon the same terms, covenants and provisions of this lease, except (1) the Rent shall be increased by the Offer Rental, (2) Tenant's Proportionate Share shall be increased by the Deemed Tenant's Proportionate Share and (3) as may be otherwise set forth in the Offer. Landlord shall use reasonable efforts to deliver vacant possession of the Offer Space to Tenant on or prior to the Offer Space Scheduled Date; provided, however, it is expressly understood that the Offer Space Scheduled Date shall not be binding upon Landlord and if Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or prior to such date, the Offer Space Effective Date shall be the date on which Landlord is able to so deliver possession and Landlord shall not be subject to any liability and this Lease shall not be impaired under such circumstances. Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223(a). Notwithstanding the foregoing, if Landlord is unable to deliver vacant possession of the Offer Space to Tenant on or prior to the first anniversary of the Offer Space Scheduled Date, Tenant shall have the right, as and for its sole remedy, by written notice to Landlord given within ten (10) days after the five (5) month anniversary of the Offer Space Scheduled Date, to rescind its Election to Lease Notice. Upon Landlord's receipt of Tenant's notice to rescind (provided that Landlord shall not theretofore have delivered to Tenant vacant possession of the Offer Space), the provisions of this Section 42 shall automatically cease to apply to the Offer Space and Landlord shall cease to have any further obligations to Tenant with respect to the Offer Space, but the foregoing shall not affect Tenant's rights or obligations under the Lease with respect to any other portion of the Premises.
               (v) If Tenant shall notify Landlord of Tenant's waiving of its Right of First Offer, or if Tenant is deemed to have waived its Right of First Offer, then the following shall apply:

                       (1) Tenant shall, immediately upon demand therefor by Landlord, execute, in form for recording and as otherwise reasonably required by Landlord, an instrument ("WAIVER") confirming the waiver of and extinguishing the Right of First Offer and expressly reciting that the Waiver is given pursuant to Article 42 of this Lease. If Tenant shall fail or refuse for any reason to execute the Waiver within two (2) Business Days after demand therefor by Landlord, then Landlord may, without waiving any of Landlord's rights and remedies to recover damages. Nothing herein shall be in derogation of Landlord's right to damages (and/or to seek equitable relief, E.G., an action to compel specific performance) which may be incurred by Landlord in such event if another transaction is discontinued or terminated, with or without an agreement having been entered into, as a result of or attributable to Tenant's failure or refusal to have executed and delivered the Waiver; and

                       (2) Landlord shall have a period of three hundred sixty-five (365) days from the date of Landlord's receipt of the Waiver executed by Tenant, to execute a lease for the Offer Space for not less than seventy-five (75%) percent of the Net Effective Offer Rental (as hereinafter defined) and on such other terms and conditions as are substantially the same as, but not substantially more favorable to the proposed lessee then, those contained in the Lease Notice. The term "NET EFFECTIVE OFFER RENTAL" shall mean the net present value, determined as of the commencement date of the proposed lease using a discount rate of 10%, of the aggregate of all rent and additional rent for taxes, operating expenses and electricity charges payable under the proposed lease discounted from the date that any such payment would have been made under the proposed lease to the commencement date of such proposed lease, after deducting therefrom the amount of all tenant inducements (such as, by way of example only, work allowances, work letters and rent abatements) that are (or will be) granted to the tenant thereunder, discounted, using a discount rate of 10%, from the date that such tenant inducements were to have been given under the proposed lease to the commencement date of such proposed lease. If a lease for the Offer Space is not executed within the said 365-day period, then the Right of First Offer accorded to Tenant in this Section 42 shall be deemed revived and reinstated with respect to any subsequent desire of Landlord to lease the Offer Space subsequent to said 365-day period (except that the time period within which Tenant shall have the right to deliver its Election to Lease Notice, pursuant to Section 42(iii), shall be shortened to ten (10) days (time being of the essence)), but in no event be deemed to revive the particular Right of First Offer theretofore waived or deemed waived by Tenant. Notwithstanding the foregoing, in the event that Landlord shall submit a new Lease Notice to Tenant within the 365-day period applicable to a previous Waiver by Tenant and Tenant shall also waive or be deemed to have waived its Right of First Offer as to the new Lease Notice, then the provisions of the first two (2) full sentences of this Section 42(v)(2) above shall be deemed to apply to the terms and conditions of the new Lease Notice, and the terms of this sentence shall always be applicable to the most recent Lease Notice with respect to which Tenant shall have waived or been deemed to have waived its Right of First Offer.

               (vi)    Any breach by Tenant of its obligations under this
Section 42 shall entitle Landlord to any and all remedies available to Landlord at law and in equity.

               (vii) The Right of First Offer herein set forth is available only to the Tenant first named in the heading of this Lease (I.E., Viatel, Inc. or a related corporation to which this Lease is assigned pursuant to Paragraph
12L), and reference in this Section 42 to "Tenant" shall mean, and the rights accorded in this Section 42 shall be available only to,


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

Viatel, Inc. or a related corporation to which this Lease is assigned pursuant to Paragraph 12L; and to no other person, party or entity whatsoever including, without limitation, any assignee, licensee or subtenant of Viatel, Inc.

               (viii) Notwithstanding the foregoing, Tenant's Right to First Offer shall not apply to, and the term Offer Space shall not include, any space
(1) which is subject to (w) a lease which grants the tenant thereunder any rights of renewal or extension as to such space, (x) a right, option or obligation to lease such space hereafter acquired by any other tenant or person, if such right, option or obligation arises pursuant to an option or right to renew or extend the term of such lease contained in any lease or a so-called "must-take" provision contained in any lease (i.e., a provision whereby such tenant or person is obligated to take the space in question upon the occurrence of certain events enumerated in such lease), (y) an expansion option contained in any lease, or (z) with respect to any tenant leasing an aggregate of three
(3) floors or more in the Building, an offer space or available space option contained in any such lease, (2) which Landlord intends to offer to the existing tenant of such space notwithstanding the absence of any renewal or extension rights in such tenant's existing lease, or (3) which Landlord intends to offer for leasing for a term that extends beyond the then Expiration Date of this Lease.

               (ix) Tenant and Landlord, respectively, shall indemnify, defend and hold harmless the other from any claims for any brokerage commissions or real estate consultant fees and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant or Landlord, respectively, with any broker or real estate consultant other than Broker and any one claiming by, through or under Broker in connection with the granting of the Right of First Offer, the exercise thereof and consummation of the transaction(s) contemplated thereby.

               (x) Landlord and Tenant shall, upon the request of the other party, execute, acknowledge and deliver to the other party an instrument or instruments in form reasonably satisfactory to both parties confirming the addition of the Offer Space to the Premises, the Offer Space Effective Date, the increase in the Rent, the increase in Tenant's Proportionate Share and any other terms or conditions in respect of the Offer Space, but any


                           [No further text on this page]


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

failure of the parties to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the leasing of the Offer Space or any of the provisions of this Section 42.


     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                   LANDLORD:

                                   685 ACQUISITION LLC,
                                    a Delaware limited liability company

                                    By:  Blackacre 685 LLC,
                                          a Delaware limited liability company,
                                          Manager


                                            By: /s/ Jeffrey B. Citrin
                                               -----------------------
                                               Name: Jeffrey B. Citrin
                                               Title:

                                   TENANT:

                                   VIATEL, INC.,
                                     a Delaware corporation


                                     By: /s/ Ellen Rudin
                                        ------------------------------
                                        Name: Ellen Rudin
                                        Title:

                                      13-3787366
                                   -----------------------------------
                                   Tenant's Tax I.D. Number

                                     EXHIBIT 1

                                Floor Plan of Premises

                                     EXHIBIT 1(a)

                               Desired Sublet Premises

                                     EXHIBIT 2

                              Form of Letter of Credit


[BANK LETTERHEAD]

685 Acquisition LLC
c/o__________________
_____________________
_____________________

Re: Irrevocable Clean Letter of Credit

By order of our client, ______________, we hereby open our clean irrevocable Letter of Credit No. ___ in your favor for an amount not to exceed in the aggregate $______________ Dollars effective immediately.

Funds under this credit are available to you against your sight draft on us mentioning thereon our Credit No. ________________.

This Letter of Credit shall expire twelve (12) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least sixty (60) days prior to any expiry date we shall notify you by registered or certified mail (return receipt requested) that we elect not to consider this Letter of Credit renewed for any such additional period.

Upon receipt of such notice, but on or before the then expiration date, you may draw the full amount hereunder by means of your sight draft drawn on us, accompanied by your written statement purportedly signed by one of your authorized representatives reading as follows: "We are in receipt of written notice from you of your election not to renew your Letter of Credit No. __________, and we have not received an acceptable replacement Letter of Credit as of the date of our drawings."

This Letter of Credit is transferable without any fees or charges and may be transferred one or more times upon receipt of your written instructions.

[Insert standard provision for the right to transfer the letter of credit in accordance with the Uniform Customs and Practice for Documentary Credits referred to below.]

We hereby agree with you that all drafts drawn with the terms of this Letter of Credit will be duly honored upon presentment and delivery to our office at on or prior to the expiry date, or as the same may from time to time be extended.

Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,
[Name of Bank]
By:

                                      SCHEDULE A

                               RULES AND REGULATIONS

I. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant's premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord reasonably deems best for the benefit of the tenants generally.

II. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

III. No tenant shall obtain or accept for use in its premises ice, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulation as may be fixed by Landlord.

IV. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or reasonably permitted by Landlord shall be used in a tenant's premises.

V. There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers, or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

VI. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

VII. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant other than day to day office and cleaning supplies used in compliance with Laws.

VIII. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

IX. Each tenant shall be required to install such locks and other security devices as Landlord reasonably approves. Each tenant shall furnish Landlord with keys to its respective premises so that Landlord may have access thereto for the purposes set forth in the Lease. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

X. Each tenant, shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

XI. No tenant shall install or permit to be installed any vending machines, except as set forth in the Lease.

XII. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

XIII. No furniture, office equipment, bulk packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be reasonably designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time.

XIV. All electrical fixtures hung in offices or spaces along the perimeter of any tenant's Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior reasonable consent of Landlord has been obtained for other lamping.

XV. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

XVI. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

XVII. Other than use of a microwave, no tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparation shall be carried out at the premises.

XVIII. No tenant shall generate, store, handle, discharge or otherwise deal with any hazardous or toxic waste, substance or material or oil or pesticide on or about the Real Property except day to day cleaning and office supplies used in compliance with Laws.

                                     SCHEDULE B

                            TENANT'S INITIAL ALTERATION


     I. Tenant shall perform or cause the performance of Alterations in and to the Premises to prepare same for Tenant's initial occupancy thereof ("TENANT'S INITIAL ALTERATION"). All Alterations to be performed by Tenant shall be, at a minimum, of a quality and standard equivalent to the standards for construction set by Landlord, from time to time, for the Building, and shall be subject to the prior approval of Landlord as set forth in Article 3 hereof. Tenant shall submit to Landlord or, at Landlord's direction, Landlord's Consultant, complete and detailed architectural, mechanical and engineering plans and specifications prepared by an architect or engineer licensed in the State of New York and reasonably approved by Landlord, which plans and specifications shall be stamped and certified by such architect or engineer, showing Tenant's Initial Alteration, which plans and specifications shall be prepared by Tenant, at Tenant's own cost and expense. Tenant's plans and specifications shall include all information necessary to reflect Tenant's requirements for the design and installation of any supplemental air-cooling equipment, ductwork, heating, electrical, plumbing and other mechanical systems and all work necessary to connect any non-standard facilities to the Building's base mechanical, electrical and structural systems. Tenant's submission shall include not less than three (3) sets of sepias and five (5) sets of black and white prints.

     II. Tenant shall not perform work which would (a) require changes to structural components of the Building or the exterior design of the Building,
(b) require any material modification to the Building's mechanical installations or other Building installations outside the Premises, (c) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (d) be incompatible with the Certificate of Occupancy for the Building. Any changes required by any governmental department affecting the construction of the Premises shall be performed at Tenant's sole cost. Subject to the terms of this Lease and all Schedules thereto, Tenant may run one (1) 2-inch riser to the Premises from the basement of the Building through the shaft designated by Landlord therefor.

     III. At the time that Tenant submits its plans and specifications to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, such plans and specifications must be transmitted to Landlord with a cover letter specifically stating that "the enclosed plans and specifications are being transmitted to Landlord for its review and approval pursuant to the terms of the Lease." Landlord or Landlord's Consultant shall respond to Tenant's request for approval of any plans and specifications described in subsection A above within ten (10) business days following the submission of such plans and specifications prepared in accordance with the terms hereof. In the event Landlord or Landlord's Consultant shall disapprove of all or a portion of any of Tenant's plans and specifications, such disapproval shall be set forth in writing and shall include the reasons therefor in reasonable detail, in which event Tenant shall revise such plans and specifications and resubmit same to Landlord within ten (10) business days thereafter, time being of the essence. Landlord or Landlord's Consultant shall respond to Tenant's request for consent of any such revised plans within five
(5) business days following resubmission. The approval of plans and specifications by Landlord or Landlord's Consultant (hereinafter referred to as the "FINAL PLANS") together with Tenant's satisfactory compliance with the requirements set forth in items (1) through (4) of SCHEDULE D annexed hereto, shall be deemed an authorization for Tenant to proceed with Tenant's Initial Alteration, which shall be performed in accordance with the provisions of
Article 3 and SCHEDULE D of this Lease. Tenant shall reimburse Landlord for any reasonable fees of Landlord's Consultant incurred in connection with Tenant's Initial Alteration. Neither the recommendation or designation of an architect or engineer nor the approval of the final plans and specifications by Landlord or Landlord's Consultant shall be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth in the Final Plans.

     IV. Landlord agrees to reimburse Tenant for the cost of Tenant's Initial Alteration, as approved by Landlord or Landlord's Consultant and made by Tenant within twelve (12) months of the Commencement Date to the extent of the lesser of (i) $1,359,720.00 or (ii) the actual cost to Tenant for Tenant's Initial Alteration ("LANDLORD'S CONTRIBUTION"). Provided this Lease is in full force and effect and Tenant is not in default hereunder, Landlord's Contribution shall be paid by progress payments as follows: on or before the first (1st) day of each calendar month, Tenant may submit to each of Landlord and Landlord's Consultant an application and certificate for payment (standard AIA Form G702) for that portion of Tenant's Initial Alteration previously completed, which application and certificate for payment must be accompanied by (a) all information and documents required thereunder and (b) a partial lien waiver executed by the general contractor (the "GENERAL CONTRACTOR") and its subcontractors employed in connection with Tenant's Initial Alteration covering work previously paid for out of prior progress payments. Provided Landlord's architect verifies in writing that the work described in any such application and certificate for payment has been completed in accordance with the Final Plans, Landlord, on or about the thirtieth (30th) day of such calendar month shall remit to Tenant, or to Tenant's designee as Tenant shall direct, ninety percent (90%) of the amount so requisitioned by Tenant or such other amount as is approved by Landlord, based on the portion of Tenant's Initial Alteration which has been completed, with ten (10%) percent to be retained until final payment of Landlord's Contribution is due pursuant to the terms of this Subsection IV. Provided this Lease is in full force and effect and Tenant is not in default, beyond applicable notice and grace, hereunder, Landlord shall pay the balance of Landlord's Contribution to Tenant within thirty (30) days of submission by Tenant of (a) paid receipts (or such other proof of payment as Landlord shall reasonably require) for work done in connection with Tenant's Initial Alteration, (b) a written statement from Tenant's architect or engineer that the work described on any such invoices has been completed in accordance with the Final Plans, (c) a lien waiver executed by the General Contractor, (d) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this SCHEDULE B (as applicable), which shall include, without limitation, submission of all of the items described on SCHEDULE D annexed hereto and made a part hereof and (e) two (2) complete sets of "as-built" Final Plans. In no event shall more than ten (10%) percent of Landlord's contribution be used for "soft" costs of Tenant's Initial Alteration.




                                LANDLORD'S CORE WORK


     V. Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work in the Premises, all of which shall be of design, capacity, finish and color of the building standard adopted by Landlord for the Building hereinafter called "Building Standard":

             DEMOLITION: Demolish and remove existing tenant improvements, except for existing staircase, the Supplemental Units and the plumbing for the pantry on the 24th floor, with floors left broom clean; Remove VAT.

             SERVICE CORE:

             - Deliver the premises with electrical (including electrical panel box), telephone and janitorial closets on each floor (including the removal of all abandoned cabling).

             -    Deliver perimeter core walls and columns in "as is" condition.

             - Deliver the premises with access to plumbing for the purposes permitted in the Lease.

             - Deliver the premises with access to main sprinkler loop on the floor; tenant to provide all branch sprinkling.

             - Deliver the premises with doors to the stairwells, to the electrical, telephone and janitorial closets and the restrooms installed, complete with hardware.

             - Deliver the premises with the elevators servicing the same operational.

             TOILET ROOMS: Provide four renovated toilet rooms (two each women and men). One of each type will be handicapped-accessible per authorities having jurisdiction.

             EXTERIOR AND COLUMN WALLS:

             -    Deliver the premises with the exterior walls sealed.

             - Deliver the premises with drywall where appropriate on the facade and covering columns installed and sealed.

             - Deliver the premises convector units in good working order and convector covers in good condition; deliver the premises air conditioning in good working order.

             WINDOWS: Provide all windows with glazing sealed without scratches, cracks or breakage.

             FLOORS:  Provide floors in "as is" condition.

             ASBESTOS: Provide tenant with a duly completed ACP-5 Form which will be sufficient for the tenant to perform alterations in accordance with "final plans." VAT and asbestos containing pipewrap have been removed from the premises.

             Class E system capability will be brought to floor. Existing blinds will remain in Premises.


     VI. Landlord may perform Landlord's Core Work simultaneously with Tenant's Initial Alteration and Tenant shall not be entitled to any extension of the Rent Commencement Date on account thereof except as specifically provided in the definition of "Rent Commencement Date" set forth in Section 1. Notwithstanding the foregoing, Landlord shall endeavor to substantially complete Landlord's Core Work on or prior to July 31, 1998 (the "LANDLORD'S CORE WORK ANTICIPATED COMPLETION DATE"), except with respect to (a) the Toilet Rooms, which Landlord shall endeavor to substantially complete on or prior to September 7, 1998 and (b) the demolition and VAT removal, which Landlord shall endeavor to substantially complete on or before July 15, 1998 . Tenant shall not materially interfere with the performance of Landlord's Core Work and shall coordinate Tenant's Initial Alteration so that it does not materially interfere with the performance of Landlord's Core Work.

                                      SCHEDULE C

                                  REQUIREMENTS FOR
                          "CERTIFICATES OF FINAL APPROVAL"

1. All required Building Department Forms must be properly filled out and completed by the approved architect/engineer of record or Building Department expediter, as required.

2. All forms are to be submitted to the Landlord for the owner's review and signature prior to submission of final plans and forms to the New York City Building Department, as required.

3. All pertinent forms and filed plans are to be stamped and sealed by a licensed architect and/or professional engineer, as required. All controlled inspections are to be performed by the architect/engineer of record unless approved otherwise by the Landlord.

4. A copy of all approved forms, permits and approved Building Department plans (stamped and signed by the New York City Building Department) are to be submitted to the building office prior to start of work.

5. Copies of all completed inspection reports and Building Department Sign-offs are to be submitted to the building office immediately following completion of construction, as required.

6. All claims, violations or discrepancies with improperly filed plans, applications, or improperly completed work shall become the sole responsibility of the applicant to resolve, as required.

7. All changes to previously approved plans and applications must be filed under an amended application, as required. The Landlord reserves the right to withhold approvals to proceed with changes until associated plans are properly filed with the New York City Buildings Department, as required.

8. The architect/engineer of record accepts full responsibility for any and all discrepancies or violations which arise out of non-compliance with all local laws and building codes having jurisdiction over the work.

9. The Landlord reserves the right to reject any and all work requests and new work applications that are not properly filed or accompanied by approved plans and building permits.

       Checklist of "Certificates of Final Approval" required to be furnished by Tenant pursuant to Article 3 (Alterations) of Lease.

             These forms must be furnished by the Architect/ Engineer of record or Building Department expediter (filing agency) and approved by the Landlord prior to submitting all plans and forms to the New York City Building Department for final approval.

             These forms, to the extent applicable, must be furnished in order for Tenant to receive "Landlord's Contribution."

             FORM             DESCRIPTION

_____  *     PW- 1            Building Notice Application (Plan work approval
                              application)

_____  *     PW-1 B           Plumbing/Mechanical Equipment
                              Application and Inspection Report

_____  *     PW- 1            Statement Form B

_____  *     TR- 1            Amendment Controlled Inspection Report

_____        PW-2             Building Permit Form (All Disciplines)

_____        B Form 708       Building Permit "Card"

_____  *     TR- 1            Certification of Completed Inspection and
                              Certified Completion Letter by Architect/Engineer of record or Building Department expediter

_____        PW-3             Cost Affidavit Form

_____        PW-4             Equipment Use Application Form

_____  *     PW-6             Revised Certificate of Occupancy for change in use
                              (if applicable)

_____        Form ACP7        New York City Department of
                or            Environmental Protection Asbestos
             Form ACP5        Inspection Report as prepared by a licensed and
                              approved asbestos inspection agency

                              Building Department Equipment Use Permits for all new HVAC equipment installed under this application

                              Revised Certificate of Occupancy for change in use (if applicable)

*These items must be PERFORATED (with the date and New York City Building Department Stamp) to signify New York City Building Department Approval. All forms must bear proper approvals and sign-offs prior to authorization given by the Landlord to proceed with the work.

                                     SCHEDULE D

                    TENANT ALTERATION WORK AND NEW CONSTRUCTION
                            CONDITIONS AND REQUIREMENTS


1 No Alterations are permitted to commence until ORIGINAL CERTIFICATES OF INSURANCE, REQUIRED from Tenant's general contractor (the "GENERAL CONTRACTOR") and all subcontractors complying with the attached requirements are on file with the Building office.

2. All New York City Building Department applications with assigned BN# and PERMITS must be on file with the Building office to starting work. A copy of the building permit must also be posted on the job site by the General Contractor. [THE GENERAL CONTRACTOR SHALL MAKE ALL ARRANGEMENTS WITH LANDLORD'S EXPEDITER FOR FINAL INSPECTIONS AND SIGN-OFFS PRIOR TO SUBSTANTIAL COMPLETION.]

3. The General Contractor shall comply with all Federal, State and local laws, building codes, OSHA requirements, and all laws having jurisdiction over the performance and handling of the Alterations.

4. The existing "Class E" fire alarm system (including all wiring and controls), if any, must be maintained at all times. Any additions or alterations to the existing system shall be coordinated with the Building office as required. All final tie-in work is to be performed by Landlord's fire alarm vendor and coordinated by the General Contractor. All costs for the tie-ins are reimbursable to Landlord by Tenant.

5. All wood used, whether temporary or not, such as blocking, form work, doors, frames, etc. shall be fire rated in accordance with the New York City Building and Fire Code requirements governing this work.

6. Building standby personnel (i.e. Building operating engineer and/or elevator operator), required for all construction will be at Landlord's discretion. Freight elevators used for overtime deliveries must be scheduled in writing with Landlord at least 24 hours in advance, as required. All costs associated are reimbursable to Landlord by Tenant.

7. The General Contractor shall comply with the Rules and Regulations of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations. All bulk deliveries or removals will be made prior to 8:00 a.m. and after 5:00 p.m. or on weekends, as required, or at such other times as Landlord shall reasonably approve.

8. No exterior hoisting will be permitted. All products or materials specified are to be assembled on-site, and delivered to the site in such a manner so as to allow unobstructed passage through the Building's freight elevator, lobbies, corridors, etc. The General Contractor will be responsible for protection of all finished spaces, as required.

9. All construction personnel must use the freight elevator at all times. Any and all tradesman found riding the passenger elevators without prior approval from Landlord will be escorted out of the Building and not be allowed re-entry without written approval from the Building office.

10. During the performance of Alterations, Tenant's construction supervisor or job superintendent must be present on the job site at all times.

11. During the performance of Alterations, all demolition work shall be performed after 6:00 p.m. during the week or at any time on weekends. This would include carting or rubbish removal as well as performing any operations that would disturb other Building tenants or other occupants (drilling, chopping, grinding, recircuiting, etc.).

12. No conduits or cutouts are permitted to be installed in the floor slab without prior written approval from Landlord. Landlord reserves the right to restrict locations of such items to areas that will not interfere with the Building's framing system or components. No conduits or cutouts are permitted outside of Tenant's Premises.

13. Plumbing connections to Building supply, waste and vent lines are to be performed after normal working hours, and coordinated with the Building manager, and are to include the following minimum requirements:

       A. Separate shutoff valves for all new hot and/or cold water supply lines (including associated access doors).

       B. Patch and repair of existing construction on floor below, immediately following completion of plumbing work (to be performed after normal working hours, as required).

14. The General Contractor must coordinate all work to occur in public spaces, core areas and other tenant occupied spaces with Landlord, and perform all such work after normal working hours (to include associated patch and repair work). The General Contractor shall provide all required protection of existing finishes within the affected area(s).

15. The General Contractor must perform all floor coring, drilling or trenching after normal business hours, and obtain Landlord's permission and approval of same prior to performing such work.

16. Convector mounted outlets and associated conduits, wiring, boxes, etc., shall be located and installed in areas where they will not hinder the operation or maintenance of existing fan coil units or prevent removal or replacement of access panels or removable covers.

17. The General Contractor shall be responsible for all final tests, inspections and approvals associated with all modifications, deletions or additions to Building Class "E" systems and equipment.

18. Recircuiting of existing power/lighting panels and circuits affecting Building and/or tenant operations are to be performed after normal business hours and coordinated with the Building office in advance, as required.

19. All burning and welding to be performed in occupied or finished areas shall be performed after normal business hours and coordinated with the Building office in advance, as required. Proper ventilation of the work area will be required in order to perform this work.

20. The General Contractor shall provide _________________________ and the Building office with all approved submittal and closeout documents as well as all required final inspections and Building Department sign-offs just prior to or immediately following completion of construction.

21. Any and all alterations to the Building sprinkler system (including draining of system) are to be performed after normal business hours and coordinated with the Building office, as required. All costs associated with the shut down, drain and refill of the sprinkler system are reimbursable to Landlord.

22. The General Contractor shall be responsible for any and all daily cleanup required to keep the job site clean throughout the entire course of the Alterations. No debris shall be allowed to accumulate in any public spaces.

23. The General Contractor shall be responsible for proper protection of all existing finishes and construction for Alterations to be performed in common Building areas. All Alterations to be performed in occupied areas outside of the Premises shall be performed after normal business hours and coordinated with the Building office, as required.

24. The General Contractor shall perform any and all hoisting associated with the Alterations after normal business hours. The General Contractor will obtain all required permits and insurance to perform work of this nature. The General Contractor shall specify hoisting methods and provide all required permits and insurance to ____________________ and the Building office prior to commencement of Alterations.

25. Union labor shall be used by all contractors and subcontractors performing any and all Alterations within the Building. All contractors and subcontractors shall perform all work in a professional manner, and shall work in close harmony with one another as well as with the Building management and maintenance personnel.

26. The General Contractor shall forward complete copies of all approved contractor submittal, and Building and Fire Department sign-offs and Statement of Responsibility forms, to the Building office immediately following completion of construction.

                               INSURANCE REQUIREMENTS

Prior to commencement of the Work and until completion and final acceptance of the same, the Contractor and each and every Subcontractor of the Contractor shall, at its sole expense, maintain the following insurance on its own behalf, and furnish to the Owner certificates of insurance evidencing same and reflecting the effective date of such coverage as follows:

The term "Contractor & Subcontractor" as used in this Insurance Rider, shall mean and include Contractors and Subcontractors of every tier.

A. Worker's Compensation and Occupational Disease Insurance in accordance with applicable law or laws.

B. Employer's Liability Insurance with Limits of Liability of at least Five Hundred Thousand ($500,000.00) Dollars.

C. Commercial General Liability Insurance written on an occurrence basis with a combined Personal Injury, Bodily Injury and Property Damage limit of at least One Million ($1,000,000.00) Dollars per occurrence and Five Million ($5,000,000.00) Dollars combined single limit umbrella policy, including the following perils:

       1. Broad Form Blanket Contractual Liability for liability assumed under this Agreement and all other contracts relative to the Work.

       2.    Premises/Operations.

       3. Completed Operations/Products Liability with a two (2) year extension beyond completion and acceptance of the Work.

       4.    Broad Form Property Damage.

       5.    "XC&U" Perils, where applicable.

       6.    Personal Injury Liability (A, B & C).

       7.    Independent Contractors.

       8.    Elevator Collision Insurance, where applicable.

       9. Endorsements (GL2010) and Certificates of Insurance must be furnished reflecting the inclusion of the interests of the following parties as additional insureds:

                  685 Acquisition LLC
                  c/o Blackacre Capital Group, L.P.
                  450 Park Avenue
                  New York, New York 10022

                  Williamson, Picket, Gross, Inc.
                  85 John Street
                  New York, New York 10080

                  Lehman Brothers Holding Inc.
                  200 Vesey Street, 12th Floor
                  World Financial Center
                  New York, New York 10285

                  Emmes Asset Management Corp.
                  420 Lexington Avenue, Suite 2702
                  New York, New York 10170

                  Levien & Company Inc.
                  570 Lexington Avenue
                  New York, New York 10022

                  Horowitz/Immerman, Architects, P.C.
                  38 W. 70th Street
                  New York, New York 10023

                  LZA Technology
                  641 Avenue of the Americas
                  New York, New York 10011-2014

                  Cosenza & Associates, Inc.
                  66 York Street
                  Jersey Street, New Jersey 07302

       10. Endorsements must be furnished that "The General Aggregate limit applies separately to each project" unless a "comprehensive" general liability policy is being provided.

       11. Coverage is to be endorsed to reflect that insurance is to be primary for the Contractor, the Owner and all other additional insureds.

       12. Coverage is to be provided on an "occurrence" basis, if available. If not available, coverage on a "claims made" basis will be acceptable provided that both the retroactive date and available limits remaining are properly indicated and if the policy form is acceptable to the Owner.

       13. A copy of policy endorsement(s) and any other documents required to verify such insurance are to be submitted with the appropriate certificate(s).

D.     Intentionally Omitted.

E. Where an off site property exposure exists, the Contractor, at its sole expense, shall furnish to the Owner a certificate of insurance and other required documentation evidencing that the Contractor is maintaining "All Risk" Property Insurance on all materials, equipment and supplies stored off site which are intended to become a permanent part of the Project Site, while off site and while in transit, until actually delivered to the Project Site. Coverage is to be provided on a replacement cost basis. In addition, such coverage shall provide for the interest of 685 Acquisition LLC and Emmes Asset Management Corp. to be named as loss payees and shall contain a provision requiring the insurance carriers to waive their rights of subrogation against all additional insureds named in this Rider.

F. All of the above insurance shall each contain the following working verbatim:

       "This insurance will not be canceled, materially changed or not renewed without at least a thirty (30) day advance written notice to 685 Acquisition LLC, c/o Blackacre Capital Group, L.P., 450 Park Avenue, New York, New York 10022, by certified mail-return receipt requested, with a copy to the Owner's counsel, Solomon and Weinberg LLP, 70 East 55th Street, New York, New York 10022, Attention: Craig H. Solomon, Esq.

G. The amount of insurance contained in aforementioned insurance coverages, shall not be construed to be a limitation of the liability on the party of the Contractor or any of its Subcontractors.

H. The Contractor shall file certificates of insurance prior to the commencement of the Work with the Owner which shall be subject to the Owner's approval of adequacy of protection and the satisfactory character of the insurer. In the event of failure of the Contractor to furnish and maintain said insurance and to furnish satisfactory evidence thereof, the Owner shall have the right (but not the obligation) to take out and maintain the same for all parties on behalf of the Contractor who agrees to furnish all necessary information thereof and to pay the cost thereof to the Owner immediately upon presentation of a bill.

I. Owner and its agents are not responsible for any temporary structures on or around the Project Site or any of contractor's tools and equipment or any material, equipment or supplies located away from or in transit to the Project Site.

       NOTE:      In addition to the standard policy exclusions:

       1. No coverage is provided for temporary structures and the Contractors' or Subcontractors tools and equipment.

       2. No coverage is provided for losses resulting from flood and earthquake.

       3. No coverage is provided for any material, equipment, or supplies located away from or in transit to the Project Site.

J. Any type of insurance or any increase of limits of liability not described above which the Contractor requires for its own protection or on account of statute shall be its own responsibility and at its own expense.

K. The carrying of the insurance described shall in no way be interpreted as relieving the Contractor of any responsibility of liability under this Agreement.

L. Any policies effected by the Contractor or any of its Subcontractors on their owned and/or rented equipment and materials shall contain a provision requiring the insurance carriers to waive their rights of subrogation against the Owner and all other indemnities named in this Agreement.

M. Should the Contractor engage a Subcontractor, the same conditions apply under this Agreement to each Subcontractor.

                                      SCHEDULE E

                               Cleaning Specifications


A.     Entrance and Main Lobby

       1.    Daily

             a.   Sweep and spray buff floor.
             b. Wipe down all metal surfaces in the lobby interior using appropriate metal cleaner.
             c.   Dust lobby decorative motif and clean protective glass.
             d. Damp wipe and clean all cigarette urns, screen and supply sand as necessary for said urns.
             e.   Wash all rubber mats and vacuum carpet runners when down.
             f.   Wipe clean all monitoring devices.
             g.   Clean entrance doors, lobby glass and directory glass.

2.     Weekly

             a.   Dust all lobby walls.

3.     Monthly

             a.   High dust.
             b.   Scrub lobby floor.

B.     Elevators (to include freight elevators)

       1.    Daily

             a. Clean and polish elevator doors, call buttons, and bright work. Clean thresholds.
             b.   Damp mop elevator cab floors and spray buff.
             c.   Clean and polish doors inside and outside.
             d. Clean and polish push buttons in cab and in corridor and all metal.
             e.   Clean and polish elevator cab walls.
             f. Remove all gum, foreign matter, unauthorized marks and writing from the sides of elevator cabs.

       2.    Monthly

             a.   Clean lights in elevator cabs.

C.     Office Areas

       1.    Daily

             a.   Sweep all flooring surfaces.
             b.   Empty all ashtrays and damp-wipe clean.
             c. Empty all waste containers and transport trash to collection areas.
             d.   Wash, clean and sanitize all water fountains and coolers.
             e. Clean with chemically-treated dust mop, tiles and floor surfaces.
             f. Remove fingerprints and smudges from walls, woodwork, light switch plates and glass doors and partitions.
             g.   Wipe clean telephone mouthpiece and receiver.
             h. Remove all gum and foreign matter from floor, walls, partitions, etc.
             i. Hand dust and wipe clean with a treated cloth, mitt or duster, all furniture and window unit covers.
             j.   Wash locker and slop sink rooms.

       2.    Weekly

             a. Vacuum clean all carpet and rugs using a rotary type vacuum cleaner.
             b. Remove all finger marks from all painted surfaces near light switches, entrance doors and the like.
             c. Dust door louvers and other ventilating louvers, convertors, chair legs and bases of all furniture, door frames, etc.

       3.    Monthly

             a.   Hand-dust ventilating grills and convertor covers.
             b. Dust all picture frames, charts, glass covers or pictures, and similar hangings.

       4.    Quarterly

             a. Perform high dusting, e.g., door sash, tops of partitions, shelving, ledges, etc.

D.     Lobbies and Common Area Corridors

       1.    Daily

             a.   Clean and sanitize drinking fountains.
             b.   Keep janitor sinks clean and orderly.

       2.    Weekly

             a. Vacuum and spot-clean corridor carpets. Shampoo upon request at an additional cost.
             b.   Dust baseboards.
             c.   Wash and disinfect trash collecting brutes.

       3.    Quarterly

             a.   Clean air-supply grills in lobbies.
             b.   Dust fire extinguisher cabinets (interior and exterior).
             c.   Shampoo corridor carpets.

E.     Stairways

       1.    Daily

             a. Police stairways to remove debris, gum and foreign matter (sweep and spot-mop, if necessary).

       2.    Weekly

             a.   Sweep and otherwise keep clean all public stairwells.

       3.    Monthly

             a. Wipe all ledges, standpipes and hand rails of dust in stairways.
             b.   Polish and clean light fixtures.

       4.    Quarterly

             Wipe clean exit lights.

F.     Restrooms

       1.    Daily

             a. Clean, sanitize and polish all toilet fixtures with care to clean under edges of fixtures and to wipe clean all chrome-plated plumbing on fixtures, including flush rings, drains and overflow outlets.
             b. Restock toilet paper and hand towels and wipe clean all such containers when necessary.
             c. Clean and polish all mirrors, glass, powder shelves, bright work and enameled surfaces, etc.
             d. Sweep and wet-mop floors using proper chemicals for disinfectant and detergent use.
             e. Clean and sanitize both sides of toilet seats and leave up; clean underside of fixtures.
             f. Hand-dust, spot-clean or wash doors, partitions and walls, with special attention to walls and partitions adjacent to urinals and lavatories.
             g. Empty, clean and replace liners of all paper towel and sanitary disposal receptacles.
             h. Wipe clean all doors, switch plates, kick plates, handles, etc.
             i.   Remove all graffiti from any surface.
             j.   Clean all thresholds.

       2.    Monthly

             a.   Machine scrub all floors
             b.   Hand dust, clean and wash all tile walls.
             c.   Clean air supply and exhaust grills.
             d.   Chemically descale fixture.

                                     SCHEDULE F

                                HVAC SPECIFICATIONS


       The Landlord will provide interior summer conditions of no more than seventy-five (75) degrees Fahrenheit dry bulb and fifty (50%) percent (plus or minus 10%) relative humidity when outside conditions are ninety-one (91) degrees Fahrenheit dry bulb and seventy-five (75) degrees Fahrenheit wet bulb, population load per floor of not more than 1 person per 100 sq. ft. of rentable area (excluding dining and other special use areas), total electrical load of not more than 5 watts per sq. ft. of rentable area for all purposes, including lighting and power, and interior winter conditions of not less than seventy-two
(72) degrees Fahrenheit when outside conditions are five (5) degrees Fahrenheit.

       The Building's HVAC system will provide .20 CFM per person of outside ventilation air during business hours, based on one (1) person per hundred and fifty square feet of rentable area.

                     [LETTERHEAD OF VIATEL GLOBAL COMMUNICATIONS]


                                                          July 27, 1998

685 Acquisition LLC
c/o Balckacre Capital Group, L.P.
450 Park Avenue
New York, NY 10022

To Whom It May Concern:

      This letter confirms our understanding with respect to that certain lease between 685 Acquisition LLC, as landlord, and Viatel, Inc., as tenant, dated June 24, 1998, for space on the 24th and 25th floors of 685 Third Avenue, New York, New York (the "Lease"). In addition to the Desired Sublet Premises (as defined in the Lease), the space shown on the attached Exhibit A (the "Additional Space") shall also be deemed to be included in the Desired Sublet Premises, except that such Additional Space may be sublet for a period no longer than three years, without being subject to the additional provisions of paragraph 12 of the Lease. In addition, if Viatel is unable to sublet the Additional Space within six (6) months from the date that Viatel occupies the Premises, then the Additional Space shall be subject to the additional provisions of paragraph 12 of the Lease and shall no longer be part of the Desired Sublet Premises. Any space that is not included in the Desired Sublet Premises that Viatel may wish to sublet throughout the term of the Lease shall be subject to paragraph 12 of the Lease. Except as specifically set forth herein, the Lease shall remain in full force and effect, and unchanged.

      Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter, and returning it to me.

                                          Very truly yours,

                                          /s/ Ellen S. Rudin

                                          Ellen S. Rudin
                                          Assistant General Counsel

Acknowledged and Agreed:

685 Acquisition LLC
By: Blackacre 685 LLC
By: Blackacre Capital Group, L.P.
By: Blackacre Capital Management Corp.

By: /s/ Jeffrey B. Citrin
   -----------------------------
   Name: Jeffrey B. Citrin
   Title:

Cc: Lehman Bothers Holdings Inc.

Diagram entitled Exhibit "A" attached, providing an overview of the 25th floor of 685 Third Avenue, New York, New York and highlighting the additional space to be added to the previously agreed Desired Sublet Premises.